Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA February 2023 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 Statement of Use and Preparation This updated Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Each QP consents to the inclusion in this report of the matters based on their information in the form and context in which it appears. Certain information set forth in this report contains “forward-looking information,” including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2022, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 15, 2023

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Table of Contents 1 Executive Summary .................................................................................................................... 7 1.1 Property Description ..................................................................................................... 7 1.2 Ownership ..................................................................................................................... 8 1.3 Geology ......................................................................................................................... 8 1.4 Exploration Status ......................................................................................................... 9 1.5 Operations and Development ....................................................................................... 9 1.6 Mineral Resource ........................................................................................................ 10 1.7 Mineral Reserve .......................................................................................................... 10 1.8 Capital Summary ......................................................................................................... 11 1.9 Operating Costs ........................................................................................................... 12 1.10 Economic Evaluation ................................................................................................... 14 1.10.1 Discounted Cash Flow Analysis ...................................................................... 16 1.10.2 Sensitivity Analysis ......................................................................................... 17 1.11 Permitting ................................................................................................................... 17 1.12 Conclusion and Recommendations .............................................................................. 18 2 Introduction ............................................................................................................................. 18 2.1 Registrant and Terms of Reference ............................................................................. 18 2.2 Information Sources .................................................................................................... 18 2.3 Scope of Assignment .................................................................................................. 19 2.4 Personal Inspections ................................................................................................... 19 3 Property Description ................................................................................................................ 20 3.1 Location ...................................................................................................................... 20 3.2 Titles, Claims or Leases ................................................................................................ 20 3.3 Mineral Rights ............................................................................................................. 22 3.4 Encumbrances ............................................................................................................. 22 3.5 Other Risks .................................................................................................................. 22 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 23 4.1 Topography, Elevation, and Vegetation ....................................................................... 23 4.2 Access and Transport .................................................................................................. 23 4.3 Proximity to Population Centers .................................................................................. 23 4.4 Climate and Length of Operating Season ..................................................................... 24 4.5 Infrastructure .............................................................................................................. 24 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 5 History ...................................................................................................................................... 24 5.1 Previous Operation ..................................................................................................... 24 5.2 Previous Exploration ................................................................................................... 25 6 Geological Setting, Mineralization and Deposit ....................................................................... 25 6.1 Regional, Local and Property Geology ......................................................................... 25 6.2 Mineralization ............................................................................................................. 26 6.3 Deposits ...................................................................................................................... 27 7 Exploration ............................................................................................................................... 27 7.1 Nature and Extent of Exploration ................................................................................ 27 7.2 Drilling Procedures ...................................................................................................... 29 7.3 Hydrology .................................................................................................................... 30 7.4 Geotechnical Data ....................................................................................................... 30 8 Sample Preparation Analyses and Security .............................................................................. 30 8.1 Prior to Sending to the Lab .......................................................................................... 30 8.2 Lab Procedures............................................................................................................ 31 9 Data Verification ...................................................................................................................... 32 9.1 Procedures of Qualified Person ................................................................................... 32 9.2 Limitations .................................................................................................................. 32 9.3 Opinion of Qualified Person ........................................................................................ 32 10 Mineral Processing and Metallurgical Testing .......................................................................... 33 10.1 Testing Procedures ...................................................................................................... 33 10.2 Relationship of Tests to the Whole .............................................................................. 33 10.3 Lab Information ........................................................................................................... 34 10.4 Relevant Results .......................................................................................................... 34 11 Mineral Resource Estimates ..................................................................................................... 34 11.1 Assumptions, Parameters and Methodology ............................................................... 34 11.1.1 Geostatistical Analysis ................................................................................... 36 11.2 Resources Exclusive of Reserves .................................................................................. 40 11.2.1 Initial Economic Assessment .......................................................................... 40 11.3 Qualified Person’s Estimates ....................................................................................... 41 11.4 Qualified Person’s Opinion .......................................................................................... 42 12 Mineral Reserve Estimates ....................................................................................................... 43 12.1 Assumptions, Parameters and Methodology ............................................................... 43 12.2 Mineral Reserves ......................................................................................................... 44 12.2.1 Surface Reserves ............................................................................................ 45

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 12.2.2 Underground Reserves .................................................................................. 46 12.3 Qualified Person’s Estimates ....................................................................................... 46 12.4 Qualified Person’s Opinion .......................................................................................... 47 13 Mining Methods ....................................................................................................................... 48 13.1 Geotech and Hydrology ............................................................................................... 48 13.2 Production Rates ......................................................................................................... 48 13.3 Mining Related Requirements ..................................................................................... 49 13.3.1 Underground ................................................................................................. 49 13.4 Required Equipment and Personnel ............................................................................ 50 13.4.1 Underground Mines ....................................................................................... 50 13.4.2 Surface Mines ................................................................................................ 52 14 Processing and Recovery Methods ........................................................................................... 53 14.1 Description or Flowsheet............................................................................................. 53 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 56 15 Infrastructure ........................................................................................................................... 56 16 Market Studies ......................................................................................................................... 63 16.1 Market Description ..................................................................................................... 63 16.2 Price Forecasts ............................................................................................................ 64 16.3 Contract Requirements ............................................................................................... 64 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 65 17.1 Results of Studies ........................................................................................................ 65 17.2 Requirements and Plans for Waste Disposal ................................................................ 65 17.3 Permit Requirements and Status ................................................................................. 66 17.4 Local Plans, Negotiations or Agreements ..................................................................... 69 17.5 Mine Closure Plans ...................................................................................................... 69 17.6 Qualified Person’s Opinion .......................................................................................... 69 18 Capital and Operating Costs ..................................................................................................... 69 18.1 Capital Cost Estimate................................................................................................... 69 18.2 Operating Cost Estimate .............................................................................................. 71 19 Economic Analysis .................................................................................................................... 72 19.1 Economic Evaluation ................................................................................................... 72 19.1.1 Introduction................................................................................................... 72 19.1.2 Cash Flow Summary ....................................................................................... 77 19.1.3 Discounted Cash Flow Analysis ...................................................................... 79 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 19.1.4 Sensitivity Analysis ......................................................................................... 79 20 Adjacent Properties.................................................................................................................. 80 20.1 Information Used ........................................................................................................ 80 21 Other Relevant Data and Information ...................................................................................... 80 22 Interpretation and Conclusions ................................................................................................ 81 22.1 Conclusion................................................................................................................... 81 22.2 Risk Factors ................................................................................................................. 81 22.2.1 Governing Assumptions ................................................................................. 82 22.2.2 Limitations ..................................................................................................... 82 22.2.3 Methodology ................................................................................................. 82 22.2.4 Development of the Risk Matrix .................................................................... 83 22.2.5 Categorization of Risk Levels and Color Code Convention .............................. 86 22.2.6 Description of the Coal Property .................................................................... 86 22.2.7 Summary of Residual Risk Ratings .................................................................. 87 22.2.8 Risk Factors .................................................................................................... 87 23 Recommendations ................................................................................................................... 94 24 References................................................................................................................................ 94 25 Reliance on Information Provided by Registrant ..................................................................... 95 FIGURES (IN REPORT) Figure 1-1: Alpha’s Kingston Mining Complex Property Location Map ................................................. 8 Figure 1-2: Projected Capital Expenditures – Consolidated Kingston Mining Complex ....................... 12 Figure 1-3: Kingston Mining Complex Operating Costs ...................................................................... 14 Figure 1-4: Sensitivity of NPV ............................................................................................................ 17 Figure 6-1: Kingston Stratigraphic Column......................................................................................... 26 Figure 7-1: Kingston Cross-Section .................................................................................................... 28 Figure 11-1: Histogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex ................................................................................................ 37 Figure 11-2: Scatter plot of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex ................................................................................................ 37 Figure 11-3: Variogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex ................................................................................................ 38 Figure 11-4: Result of DHSA for the Middle Cedar Grove Seam Present in the Kingston Mining Complex ........................................................................................................................................ 39 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 41 Figure 13-1: Kingston Mine Permit Areas Aerial View ........................................................................ 52 Figure 14-1: Kingston Preparation Plant and Refuse Area ................................................................. 54 Figure 14-2: Kingston Preparation Plant and Refuse Area (Zoomed-In View) .................................... 55

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 Figure 15-1: Kingston Overview ......................................................................................................... 57 Figure 15-2: Kingston Plant Area October 2022 ................................................................................. 58 Figure 15-3: Kingston Refuse Area October 2022 .............................................................................. 59 Figure 15-4: Kingston - Pax Loadout Surface Facilities ....................................................................... 60 Figure 15-5: Mammoth Facilities Overview ....................................................................................... 61 Figure 15-6: Mammoth Preparation Plant Layout 2022 ..................................................................... 62 Figure 15-7: Dunn Hollow Impoundment Refuse Disposal Area ......................................................... 63 Figure 18-1: Projected Capital Expenditures – Consolidated Kingston Operations ............................. 70 Figure 18-2: Kingston Mining Complex Operating Costs .................................................................... 72 Figure 19-1: Projection of Sales Tons ................................................................................................. 73 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 75 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 76 Figure 19-4: Annual EBITDA ............................................................................................................... 77 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 79 Figure 19-6: Sensitivity of NPV .......................................................................................................... 80 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2022 .......................................................... 10 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 ..................... 11 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 15 Table 1-4: Project Cash Flow Summary (000) ..................................................................................... 15 Table 3-1: Mineral Control – Mid-West Virginia (Kingston) Complex ................................................. 21 Table 11-1: General Reserve & Resource Criteria .............................................................................. 35 Table 11-2: DHSA Results Summary for Radius from a Central Point ................................................. 39 Table 11-3: Results of Initial Economic Assessment ........................................................................... 41 Table 11-4: Coal Resources Summary as of December 31, 2022 ........................................................ 42 Table 12-1: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 ..... 45 Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 ................... 47 Table 13-1: Kingston Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) ............................................................................................................................... 49 Table 13-2: Kingston Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons) .... 49 Table 13-3: Kingston Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons) .. 49 Table 16-1: Quality Specifications...................................................................................................... 64 Table 16-2: Price Forecasts ................................................................................................................ 64 Table 17-1: Kingston Refuse Disposal Summary ................................................................................ 66 Table 17-2: Kingston Mining Permits ................................................................................................. 68 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 71 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 72 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 76 Table 19-2: Project Cash Flow Summary (000) ................................................................................... 77 Table 22-1: Probability Level Table .................................................................................................... 84 Table 22-2: Consequence Level Table ................................................................................................ 85 Table 22-3: Risk Matrix ...................................................................................................................... 86 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 Table 22-4: Risk Assessment Matrix .................................................................................................. 87 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 88 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 89 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 89 Table 22-8: Market and Transportation (Risk 6)................................................................................. 90 Table 22-9: Market and Transportation (Risk 7)................................................................................. 90 Table 22-10: Methane Management (Risk 8) ..................................................................................... 91 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 91 Table 22-12: Ground Control (Risk 10) ............................................................................................... 92 Table 22-13: Availability of Supplies and Equipment (Risk 11) ........................................................... 92 Table 22-14: Labor – Work Stoppage (Risk 12) .................................................................................. 93 Table 22-15: Labor – Retirement (Risk 13) ......................................................................................... 93 Table 22-16: Health and Safety (Risk 14) ........................................................................................... 94 Table 22-17: Refuse Disposal (Risk 15) .............................................................................................. 94 Table 25-1: Information from Registrant Relied Upon by MM&A ...................................................... 95 Appendices A .................................................................................................................................. Summary Tables B ............................................................................. Financial Details – Resources Exclusive of Reserves C ................................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 7 1 Executive Summary 1.1 Property Description Alpha Metallurgical Resources, Inc. (Alpha) authorized Marshall Miller & Associates, Inc. (MM&A) to prepare this updated Technical Report Summary (TRS) of its controlled coal reserves located at the Kingston Mining Complex (Kingston or the Property) in Raleigh and Fayette counties, West Virginia. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). Coal resources and coal reserves are herein reported in imperial units of measurement. The Kingston Mining Complex is comprised of the Kingston surface and underground operations. Active Kingston surface facilities and preparation plant for met operations are located near the community of Mossy, along Paint Creek in Fayette County, West Virginia. Kingston is located approximately 25 miles north of Beckley, West Virginia; The Pax loadout is in the community of Pax, located along Interstate Highway 64/77 and has access to the CSX railroad line. The Pax Loadout is 20 miles north of Beckley, West Virginia (see Figure 1-1). Kingston properties are included within Alpha’s Mid-West Virginia mineral holdings that are composed of approximately 253,750 total acres located in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia. There are approximately 55 separate leases for the Mid-West Virginia mineral holdings group which Kingston resource area is a part of. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 8 Figure 1-1: Alpha’s Kingston Mining Complex Property Location Map 1.2 Ownership The Kingston Property involves a complex combination of previous ownership. Predecessors of Alpha, namely Alpha Natural Resources (Alpha), and Massey Energy (Massey) previously held mining rights on most of the Property. 1.3 Geology Coal seams with reserves of currently active operations at the Kingston Mining Complex include the Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower,

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 9 Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel Douglas and Sewell seams. Coal seams below the Coalburg seam are all historically utilized as coking coal. Strata on the Property, among the active sites, are mostly of the Pennsylvanian-aged (approximately 290 to 330 million years ago) Kanawha Formation. The lower most Sewell coal seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by proportions of sandstone and shale units. In general, the coal seams reach the highest structural elevations along the southeastern margin of the Property, dipping toward the northwest. The area is stable with no major faulting and gentle dips. 1.4 Exploration Status The Property has been extensively explored, by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. Most of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data were anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A. Ongoing exploration has been carried out by Alpha since acquiring the Kingston Mining Complex. The Alpha acquired exploration data has been consistent with past drilling activities. 1.5 Operations and Development As of December 31, 2022, the Kingston Mining Complex is comprised of one surface operation, Kingston. The surface mine is composed of three primary permit areas. The surface mines production is approximately 70% metallurgical coal product consisting of High-Vol A product and 30% steam coal as a by-product from stripping. These surface mines are traditional contour strip mines that include supplemental highwall mining activity in major seams. Kingston underground mine operations were active and include the Kingston 2 Mine. Kingston 2 produces Mid-Vol product from the Douglas coal seam. Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 1.5 million tons in 2034. Underground reserves will be depleted in 2037. Annual surface production peaks at 1.7 million tons in 2025 and highwall mine production peaks at 0.3 million tons in 2029. Surface and highwall reserves are both depleted in 2034. In addition to the mines, the Kingston Mining Complex includes the Kingston Preparation Plant and the Pax loadout facilities. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 10 The Kingston Preparation Plant has a design feed rate capacity of 700 raw tons per hour. Primary separation equipment includes heavy media vessels, heavy media cyclones, spirals, and flotation cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. Coarse and fine refuse are disposed in an adjacent combined fill refuse area and impoundment. Coal production is capable of being transported to the Mammoth Preparation plant for processing and shipping on the Kanawha River. Short line railroad connections to the CSX and Norfolk Southern railroads are available at the Pax loadout as well as on-site barge loading on the Kanawha River at Marmet, West Virginia are also available. 1.6 Mineral Resource A coal resource estimate, summarized in Table 1-1 was prepared as of December 31, 2022, for property controlled by Alpha. Table 1-1: Coal Resources Summary as of December 31, 2022 Coal Resource (Dry Tons, In Situ) Area or Seam Measured Indicated Inferred Total Inclusive of Reserve/Converted to Reserve Kingston Surface 19,676,000 4,451,000 910,000 25,037,000 Kingston HWM 7,131,000 285,000 0 7,416,000 Sewell (UG) 34,451,000 9,808,000 0 44,259,000 Douglas (UG) 3,078,000 1,416,000 0 4,495,000 Total 64,337,000 15,960,000 910,000 81,207,000 Exclusive of Reserve/Not Converted to Reserve Kingston Surface 0 0 0 0 Kingston HWM 0 0 0 0 Sewell (UG) 0 20,580,000 0 20,580,000 Douglas (UG) 378,000 495,000 0 873,000 Total 378,000 21,075,000 0 21,453,000 Grand Total Total 64,715,000 37,035,000 910,000 102,659,000 Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived. Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded. Note (3): The Property contains 21.45 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2022. Totals may not add due to rounding. See Appendix A for detailed breakdown. 1.7 Mineral Reserve The Resource estimate outlined in Table 1-1 inclusive of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (LOM) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of January 1, 2023. Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 11 to the deposit; geological encumbrances associated with overlying and underlying strata; thin seam trends; complex structures; and insufficient exploration data. The listed factors have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit the aforementioned geologic and/ or operational encumbrances. Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in Table 1-2. Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 Demonstrated Coal Reserves Quality (Dry Basis) (Wet Tons, Washed or Direct Shipped) By Reliability Category By Permit Status By Control Type Area/Seam Proven Probable Total Permitted Not Permitted Owned Leased Ash% Sulfur% VM% Kingston Surface 15,610,000 3,495,000 19,105,000 12,294,000 6,811,000 0 19,105,000 10 1.0 32 Kingston HWM 2,439,000 99,000 2,538,000 1,854,000 683,000 0 2,538,000 6 1.0 33 Sewell (UG) 0 9,724,000 9,724,000 0 9,724,000 523,000 9,201,000 5 0.8 22 Douglas (UG) 1,087,000 440,000 1,526,000 1,080,000 446,000 129,000 1,397,000 6 1.0 - Grand Total 19,135,000 13,757,000 32,892,000 15,228,000 17,664,000 652,000 32,240,000 - - - Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting. Totals may not add due to rounding. See Appendix A for detailed breakdown. In summary, Alpha controls a total of 32.89 Mt (moist basis) of marketable coal reserves at Kingston as of December 31, 2022. Of that total, 58 percent are proven, and 42 percent are probable. Of the 32.89 Mt, 0.65 Mt are owned, and 32.24 Mt are leased coal reserves. Of the total, 19.10 Mt are surface mineable, 2.54 Mt are highwall mineable, and 11.25 Mt are underground mineable. 1.8 Capital Summary Alpha provided MM&A with information related to the number of currently operating production units at the Kingston Mining Complex. MM&A’s capital schedules assume that major equipment rebuilds occur over the course of each machine’s remaining assumed operating life. Replacement equipment was scheduled based on MM&A’s experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement mine. The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. “Other” costs include expenditures for mine access and construction, mine Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 12 extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kingston operations is provided in Figure 1-2 below. Figure 1-2: Projected Capital Expenditures – Consolidated Kingston Mining Complex 1.9 Operating Costs Alpha provided historical costs and budgeted projections of operating costs for its active mines including: > Underground mine operations at Kingston 2 and Kingston 10. > Surface mine operations at Kingston. > Highwall miner operations at Kingston HWM. MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha’s financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers’ compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs,

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 13 rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, insurance and bonding and other direct mining costs. Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees. Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $152 per short ton port loading, with an average of $112.49 netback pricing reflective of the mid-volatile product, and $151 per short ton port loading, with an average of $122.47 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $140 per short ton with an average of $133.75 per ton netback pricing. The LOM blended average netback pricing for the Kingston reserves is $121.04 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex. A summary of the projected operating costs for the consolidated Kingston operations is provided in Figure 1-3. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 14 Figure 1-3: Kingston Mining Complex Operating Costs 1.10 Economic Evaluation The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2023. On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. Table 1-3 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kingston.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 15 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA LOM Tonnage LOM Pre-Tax P&L P&L Per Ton LOM EBITDA EBITDA Per Ton Underground Mines Kingston Mine #10 (Douglas) 858 $3,061 $3.57 $10,551 $12.29 Sewell 9,724 $139,895 $14.39 $375,243 $38.59 Kingston #2 (Douglas) 668 $11,498 $17.21 $15,006 $22.46 Consolidated Deep Mines 11,250 $154,455 $13.73 $400,800 $35.63 Surface Mines Kingston 19,217 $638,833 $33.24 $800,418 $41.65 Consolidated Surface Mines 19,217 $638,833 $33.24 $800,418 $41.65 HWM Operations Kingston HWM 2,557 $154,733 $60.50 $167,447 $65.48 Consolidated HWMs 2,557 $154,733 $60.50 $167,447 $65.48 Grand Total 33,025 $948,021 $28.71 $1,368,665 $41.44 Note: 1) LOM tonnage evaluated in the financial model includes October 2022 through December 2022 production (132,489 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2022. As shown in Table 1-3, all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kingston operations show positive LOM P&L and EBITDA of $0.9 billion and $1.4 billion, respectively. Alpha’s consolidated Kingston cash flow summary in constant dollars, excluding debt service, is shown in Table 1-4 below. Table 1-4: Project Cash Flow Summary (000) YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 Total 2022 2023 2024 2025 2026 2027 Production & Sales tons 33,025 498 2,155 2,081 2,138 2,160 2,465 Total Revenue $3,997,197 $60,555 $263,718 $257,131 $264,931 $267,570 $299,833 EBITDA $1,368,665 $16,727 $80,728 $81,002 $87,282 $88,772 $98,908 Net Income $754,867 $11,128 $55,731 $54,282 $59,937 $40,754 $46,431 Net Cash Provided by Operating Activities $1,175,511 $11,545 $55,359 $68,115 $70,347 $74,551 $84,129 Purchases of Property, Plant, and Equipment ($401,807) $0 ($23,865) ($14,720) ($15,679) ($137,348) ($60,019) Net Cash Flow $773,704 $11,545 $31,493 $53,395 $54,667 ($62,797) $24,110 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2028 2029 2030 2031 2032 2033 2034 Production & Sales tons 2,768 2,737 2,774 2,741 2,781 3,296 2,927 Total Revenue $335,091 $331,837 $336,030 $332,217 $336,707 $394,721 $347,670 EBITDA $116,161 $112,217 $115,784 $113,554 $116,367 $158,081 $146,744 Net Income $61,537 $56,214 $56,955 $52,603 $53,581 $102,227 $97,010 Net Cash Provided by Operating Activities $101,165 $102,566 $103,487 $102,427 $104,228 $129,800 $127,064 Purchases of Property, Plant, and Equipment ($20,051) ($18,379) ($21,361) ($30,103) ($27,161) ($22,836) ($5,964) Net Cash Flow $81,113 $84,187 $82,125 $72,324 $77,067 $106,964 $121,100 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 16 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2035 2036 2037 2038 2039 2040 2041 Production & Sales tons 649 534 321 0 0 0 0 Total Revenue $72,977 $60,119 $36,089 $0 $0 $0 $0 EBITDA $18,524 $11,699 $8,313 ($1,257) ($499) ($251) ($127) Net Income $8,816 $2,378 ($229) ($2,572) ($1,028) ($502) ($255) Net Cash Provided by Operating Activities $39,542 $13,077 $12,342 ($14,427) ($5,155) ($2,325) ($1,163) Purchases of Property, Plant, and Equipment ($4,320) $0 $0 $0 $0 $0 $0 Net Cash Flow $35,222 $13,077 $12,342 ($14,427) ($5,155) ($2,325) ($1,163) YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2042 2043 2044 2045 2046 2047 2048 Production & Sales tons 0 0 0 0 0 0 0 Total Revenue $0 $0 $0 $0 $0 $0 $0 EBITDA ($65) $0 $0 $0 $0 $0 $0 Net Income ($131) $0 $0 $0 $0 $0 $0 Net Cash Provided by Operating Activities ($1,163) ($0) ($0) ($0) ($0) ($0) ($0) Purchases of Property, Plant, and Equipment $0 $0 $0 $0 $0 $0 $0 Net Cash Flow ($1,163) ($0) ($0) ($0) ($0) ($0) ($0) Note: 1) LOM tonnage evaluated in the financial model includes October 2022 through December 2022 production (132,489 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2022. Consolidated cash flows are driven by annual sales tonnage, which grows from 2.2 million tons in 2023 to a peak of 3.3 million tons in 2033. Between years 2034 and 2037, sales ranges from 0.3 million to 2.9 million tons. Projected consolidated revenue grows from $264 million in 2023 to a peak of $395 million in 2033. Revenue totals $4.0 billion for the project’s life. Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $129.8 million in 2033 and totals $1.2 billion over the project life. Capital expenditures total $251.6 million during the first five years and $401.8 million over the project’s life. 1.10.1 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.04% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $295.8 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kingston reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Kingston assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 17 1.10.2 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.04% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 1-4: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 1.11 Permitting Alpha has obtained all mining and discharge permits to operate its active mines and processing, loadout, or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to United States Environmental Protection Agency (EPA) and United States Fish and Wildlife (USFW) involvement with state programs. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 18 1.12 Conclusion and Recommendations Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 32.89 Mt of marketable underground and surface coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 2 Introduction 2.1 Registrant and Terms of Reference This report was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. The report provides a statement of coal reserves for Alpha located at the Kingston Mining Complex (Kingston) in Raleigh and Fayette Counties, West Virginia. Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). Coal resources and coal reserves are herein reported in imperial units of measurement. 2.2 Information Sources The updated technical report is based on information provided by Alpha and reviewed by MM&A’s professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A’s professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines. Sources of data and information are listed below in Table 2-1.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 19 Table 2-1: Information Provided to MM&A by Alpha Category Information Provided by Alpha Report Section Geological Geologic data including digital databases and original source data including geologist logs, driller’s logs, geophysical logs. 9.1 Coal Quality Database of coal quality information supplemented with original source laboratory sheets where available. 10.1 Mining Historical productivities and manpower projections. 13.2, 13.4 Coal Preparation Flow Sheet and other information related to coal processing. 14.1 Waste Disposal Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal. 17.2 Costs Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling 18.2 Note: While the sources of data listed in Table 2-1 are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains “forward- looking information” including forecasts of productivity and annual coal production, operating and capital cost estimates, coals sales price forecasts, the assumption that Alpha will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Alpha to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals, and changes in regulations. In all cases, the plans assume the Property is under competent management. 2.3 Scope of Assignment Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2022. For the evaluation, the following tasks were to be completed: > Conduct site visits of the mines and mine infrastructure facilities. > Process the information supporting the estimation of coal resources and reserves into geological models. > Develop life-of-reserve mine (LOM) plans and financial models. > Hold discussions with Alpha company management; and > Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include: - A description of the mines and facilities. - A description of the evaluation process. - An estimation of coal reserves with compliance elements as stated under the SEC S-K1300 regulations that became effective for the first fiscal year commencing on or after January 1, 2022. 2.4 Personal Inspections MM&A is familiar with the Kingston properties, having provided a variety of services in recent years and QP’s involved in this TRS have conducted multiple site visits most recently October 2022. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 20 3 Property Description 3.1 Location The Kingston Mining Complex is in the Central Appalachian Basin in West Virginia (see Figure 1-1) north of Beckley, West Virginia, and south of Charleston, West Virginia. The Business Unit includes Kingston with two issued and one pending surface permits and one deep mine located in Raleigh and Fayette Counties. Kingston surface facilities are near the community of Mossy, along Paint Creek in Fayette County. The Pax loadout is in the community of Pax, located along Interstate Highway 64/77. These facilities are all 20 to 27 miles north of Beckley, WV, the county seat of Raleigh County. Numerous small communities are present throughout the Property. The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, KY (220 miles west). The Property is located on the following United States Geological Survey (USGS) Quadrangles: Dorothy, Pax, Arnett, and Eccles. The coordinate system and datum used for the model of the Kingston Mining Complex, and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27. 3.2 Titles, Claims or Leases Kingston properties are included within Alpha’s Mid-West Virginia mineral holdings that are composed of approximately 253,750 acres located in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia. There are approximately 55 separate leases for the Mid-West Virginia mineral holdings group which Kingston resource area is a part of. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. Table 3-1 lists the Alpha’s Mid-West Virginia (Kingston) mineral leases MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 21 Table 3-1: Mineral Control – Mid-West Virginia (Kingston) Complex Reference File Number Document Type Expiration Date (1) On-going Minimum Royalty (2) On-going Production Royalty (3) MD 1 Deed N/A N/A N/A MD 2 Deed N/A N/A N/A MD 3 Deed N/A N/A N/A MD 4 Deed N/A N/A N/A MD 5 Deed N/A N/A N/A MD 6 Deed N/A N/A N/A MD 7 Deed N/A N/A N/A ML 01 Lease 1/1/2027 Yes Yes ML 01b Lease 6/15/2024 Yes Yes ML 02 Lease 1/1/2027 Yes Yes ML 03 Lease 12/31/2023 Yes Yes ML 04 Lease 12/31/2025 Yes Yes ML 04b Lease 2/19/2024 Yes Yes ML 05 Lease 7/31/2023 Yes Yes ML 05b Lease 12/31/2022 Yes Yes ML 06 Lease 5/9/2024 Yes Yes ML 07 Lease 12/31/2024 Yes Yes ML 08 Lease 12/31/2022 Yes Yes ML 09 Lease 12/31/2026 Yes Yes ML 10 Lease Exhaustion Yes Yes ML 11 Lease 1/18/2025 Yes Yes ML 12a Lease Exhaustion Yes Yes ML 13 Lease 1/3/2023 Yes Yes ML 14 Lease 1/26/2023 Yes Yes ML 14c Lease 11/29/2025 No Yes ML 15 Lease 8/31/2023 Yes Yes ML 16 Lease 5/26/2027 Yes Yes ML 17 Lease 12/31/2026 Yes Yes ML 18 Lease 8/31/2023 Yes Yes ML 19 Lease 8/31/2023 Yes Yes ML 20 Lease 12/31/2023 Yes Yes ML 21 Lease 4/30/2023 Yes Yes ML 22a Lease 8/31/2023 No Yes ML 22b Lease 8/31/2023 Yes Yes ML 23 Lease 5/31/2026 Yes Yes ML 24 Lease 5/31/2026 Yes Yes ML 25 Lease 12/6/2023 Yes Yes ML 26 Lease 10/28/2023 Yes Yes ML 27a Lease 10/25/2030 Yes Yes ML 27b Lease 3/10/2025 Yes Yes ML 28 Lease 12/6/2023 Yes Yes ML 29 Lease 12/31/2024 Yes Yes ML 30 Lease 6/14/2025 Yes Yes ML 31 Lease 12/31/2023 Yes Yes ML 32 Lease 2/11/2023 Yes Yes ML 33 Lease 12/31/2026 Yes Yes ML 34 Lease 12/31/2024 Yes Yes ML 35 Lease 3/9/2025 Yes Yes ML 36 Lease 12/31/2024 Yes Yes ML 37 Lease Exhaustion Yes Yes ML 38 Lease 12/31/2023 Yes Yes ML 39 Lease Exhaustion Yes Yes ML 40 Lease 6/30/2025 Yes Yes ML 41 Lease 2/28/2023 Yes Yes ML 42 Lease 5/26/2027 Yes Yes ML 43 Lease 2/1/2024 Yes Yes ML 44 Lease 11/29/2025 Yes Yes ML 45 Lease 5/4/2023 Yes Yes Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 22 Reference File Number Document Type Expiration Date (1) On-going Minimum Royalty (2) On-going Production Royalty (3) ML 46 Lease 9/23/2026 Yes Yes ML 47 Lease 2/28/2023 Yes Yes ML 48 Lease 2/10/2023 Yes Yes ML 49 Lease 6/8/2027 Yes Yes (1) For leases with expiration dates, Company has option to renew or expects to renew until all mineable and merchantable coal is exhausted (2) Minimum royalty payments are generally recoupable against future production royalties. (3) Royalty rates range from 3% to 10% of gross selling price 3.3 Mineral Rights Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, MM&A has no knowledge of past property boundary disputes or other concerns, through past knowledge of the Property, that would signal concern over future mining operations or development potential. Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control comprised of smaller tracts, particularly in developed areas. Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from limited areas required for seam access or ventilation infrastructure. Alpha’s executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations. 3.4 Encumbrances No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances. 3.5 Other Risks There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their legal teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to Kingston’s operations.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 23 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation, and Vegetation Much of the topography of the area encompassed by the Kingston Mining Complex is typical of the Central Appalachian Plateau’s physiographic province, being rugged deeply dissected by V-shaped river valleys, flanked by steep-sided upland regions. Terrain slopes in the area are mostly steep to very steep with some gently sloping with narrow ridges. Surface elevations near the mine operations range from approximately 1,200 feet above sea level at streams to approximately 3,000 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers. 4.2 Access and Transport There is general access to the Kingston Property via a well-developed network of primary, secondary, and unimproved roads from U.S. interstates highways. Interstate 81 to the south and 77 to the east are the primary roads coming into the business unit region. Interstate 81 connects with Bristol, Virginia to the southwest and Roanoke, Virginia to the east. Interstate 77 connects with Charleston, West Virginia to the north and via interstate 64 with Lexington, Kentucky, to the northwest. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal, state, and town maintained. Interstate 64/77 is located near the eastern side of the Property and is the primary throughfare in the area connecting the Property to Beckley, Charleston, and Huntington, West Virginia, to the West and Lexington, Virginia, to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town- maintained. These include West Virginia State Route 1 which runs through the Property holdings and provides direct access to surface office facilities and preparation plant from points north and south. These roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access surface based deep mine infrastructure. The primary transport means of processed coal is CSX Railroad which services the Marfork preparation plant and the Pax Loadout. Additionally, coal is transported by over-the-road-truck to the Kanawha River for barge transportation at the Marmet dock and for processing at the Mammoth preparation plant with access to barge and the Kanawha River Railroad short line that connects to the Norfolk Southern and CSX Transportation railroads. 4.3 Proximity to Population Centers The Kingston Mining Complex is located approximately 15 miles northwest of the City of Beckley and is situated in Raleigh and Fayette Counties, West Virginia, with small portions falling in Kanawha County. There are no large population centers near mine operations. The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 24 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, Kentucky (220 miles west). As of the 2020 census, Raleigh County had just over 73,300 residents and Fayette County had 40,488 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 40 inches. Summer months typically begin in late May and end in early September and range in average temperature from 46 to 78 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 19 to 52 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a limited basis and last less than a few days. 4.5 Infrastructure The Kingston Mining Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Raleigh, Fayette, and surrounding Counties, and have proven to be adequate in number to conduct mining operations. As mining is common in the surrounding areas, the workforce is familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc. The Kingston Preparation Plant processes Kingston coal and is capable of shipping through the Pax Loadout or by barge on the Kanawha River. Pax Loadout services consumers with raw and washed coal via the CSX railroad. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to both surface plant facilities. 5 History 5.1 Previous Operation The Kingston Property involves a complex combination of previous ownership. Coal mining in the area occurred for a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on much of the Property.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 25 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the Property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logs (e-logging). Coal sampling and quality analyses were also employed during the core-exploration process. The development of this report included an assessment of over 400 locations of coal measurements, comprised of exploration drill holes which often include several coal intercepts. In mine data measurements are included also. Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a substantial number of the past exploration holes, and currently logs most of the recent drilled holes. Drill hole locations used in this assessment are shown on the resource and reserve maps included in Appendix C. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province. The coal deposits in the eastern U.S. are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US’s bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the Appalachian Basin. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance. Strata on the Property are mostly of the Pennsylvanian-age Kanawha Formation and the older, lower Sewell seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units. Coal seams with remaining reserve or resource potential evaluated within this TRS include, in descending stratigraphic order the: Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 26 Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel Douglas and Sewell seams. 6.2 Mineralization The generalized stratigraphic columnar section in Figure 6-1 demonstrates the vertical relationship of the principal coal seams and rock formations on the and Kingston Property. Figure 6-1: Kingston Stratigraphic Column

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 27 6.3 Deposits The Kingston Mining Complex currently produces predominantly a High-Volatile-A product and Mid- Volatile product (with by-product thermal coal). Due to the long history of mining in the region, high value of these coking coals, all the seams have been extensively mined in the past. The coal seams reach the highest structural elevations along the southeastern margin of the Property, dipping toward the northwest. The surface mine seams, and the Douglas seam are all situated above drainage or near and are therefore accessible via outcrop. The Sewell seam is below drainage and has not been developed. The rock formations between the coal seams are characterized by sandstone and shale units interspersed throughout. 7 Exploration 7.1 Nature and Extent of Exploration The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Diamond core drilling produces rock core samples from the hole. Data for coal bed correlations and strata mining conditions are derived from core descriptions and geophysical logging (e-logging). Geophysical logs are produced from a probe that surveys the drill hole void. Rock stratum types are interpreted from log signatures produced from the probe which commonly include a hole caliper, rock density and gamma readings. Coal-quality analyses were also employed during the core-exploration process. Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a substantial number of the past exploration holes, including most of the recently drilled holes. The Location of the drill holes are shown on the maps included in Appendix C. The concentration of exploration varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of potential surface and highwall miner benches, and deep mineable seams. Core logging is carried out by professional geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. However, most drill hole data come from simplified driller’s logs, which lack details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 28 employed, definitive mapping of future mining conditions may not be possible, but projections and assumptions can be made within a reasonable degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the Kingston Mining Complex. A typical cross-section is shown in Figure 7-1. Figure 7-1: Kingston Cross-Section

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 29 Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (GPS) units. However, some holes appear to have been located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) was inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with minor variances were adjusted or then used by MM&A. Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of the supplied mine maps but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area. In the case of active surface mines, digital flown topography was utilized to reference original seam outcrop positions. 7.2 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the cored holes, the geophysical logs are especially useful in verifying the percent of core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable in this application. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, typically supplemented by a more detailed core log completed by a geologist. These drill logs were provided to MM&A collectively as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of drill records and information within the provided database. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of relevant seams. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 30 7.3 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. MM&A is not aware of any significant hydrologic impacts being experienced at any currently active deep mines or active surface mines. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. 7.4 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples related to exploration drilling activities have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US coal sampling technique from core drilling is for the coal core sample, once recovered from the core barrel, to be measured and described into a log, then wrapped in a sealed plastic sleeve and placed into a covered wooden core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Kingston. The supervising driller, geologist, or company personnel typically perform this work. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling, and analysis of most core samples within the exploration database. However, it is reasonable to assume, given the professional level of the previous operators, that these samples were collected and processed under industry best-practices. This

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 31 assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. Additionally, specific to Alpha’s Kingston surface operations, a significant dataset was made available related to in-pit quality measurements used during the mining process as a predictive measure prior to mining. This robust dataset is based upon bulk or grab samples obtained by employees of Alpha prior to the extraction of coal in surface mined pits or in stockpiles. The information contained in the dataset does not include a surveyed location point, as the information is only relied upon in the short term for assistance in coal blending procedures. In addition to the steps taken to ensure the accuracy of the historical data as described above, Alpha reports the company employs a detailed chain of custody process during their current sampling programs. This chain of custody process follows the sample from the time it is drilled until the final quality results are entered into a database for preparation of geologic models. 8.2 Lab Procedures Coal quality testing related to exploration drilling has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washability analysis on the full seam (with coal and rock parting layers co-mingled) and are useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under ASTM International (ASTM) standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). Specific to the pit-quality sampling and associated datasets, laboratory analysis includes both short proximate analysis and at times, detailed metallurgical characteristics. The dataset contains a combination of raw and washed samples. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 32 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database which consists of data records including drill hole information for holes that lie within and adjacent to the Property along with records for numerous supplemental coal seam thickness measurements, in mine measurements from underground mine maps. Once the initial integrity of the database was established, stratigraphic columnar sections were generated to use cross-sectional analysis to establish or confirm coal seam correlations. The stratigraphic column correlation method provides a view of seam depths, lithologic strata, and thickness intervals to over and underlying seams. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam depths, thickness measurements and recovery of coal samples. After establishing and/or verifying proper seam correlation for all seams, the database was used in the geologic model process. Seam thickness, base-of-seam elevation, roof and floor lithology data control, and overburden maps were independently generated for use in the mine planning process. Maps with seam control data plus geological cross-sections were generated to represent the seam correlations and data integrity. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the Kingston Mining Complex. Coal quality data was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies, such as a thin coal area or poor mining conditions, cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified for inclusion in the mine plan, additional samples are taken to help reduce the risk in specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The Property data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 33 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. The amount and areal extent of coal sampling for geological data is sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits, there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area. 10.2 Relationship of Tests to the Whole The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. Pit analyses of the coal from Kingston were reviewed to verify that the coal quality and characteristics were as expected. The Kingston Property has a long history of saleable production, under various owners, in the Mid-Volatile and High- volatile metallurgical and thermal markets, confirming exploration results. In select instances, those areas which did not contain exploration information inclusive of coal quality analysis but were located relatively adjacent to active producing areas and/or areas which contained Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 34 coal quality information were downgraded to a “probable” classification. Based upon the extensive production history locally and regionally, the report authors deemed this process acceptable. 10.3 Lab Information Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 10.4 Relevant Results No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or regional, are accounted for in the Marketing Study done for this TRS. 11 Mineral Resource Estimates MM&A independently created geologic models to define the coal resources at Kingston. Coal resources were estimated as of December 31, 2022. 11.1 Assumptions, Parameters and Methodology Geological data was imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified- with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of drill holes within the projected reserve areas as described in Section 11.1.1. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof, and floor lithologies, and structural influences. After validating coal seam data and establishing correlations, the seam thickness, coal thickness and elevation for seams of economic interest were used to generate a geologic model. Local geologic and physical conditions were incorporated into the model where mineability and or mining costs could be affected by the conditions. Both coal thickness and quality data are deemed by MM&A to be sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 35 interpretations required for coal resource determination based on the available data and the techniques applied to the data. Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves. Table 11-1: General Reserve & Resource Criteria Item Parameters Technical Notes & Exceptions* • General Reserve Criteria Reserve Classification Reserve and Resource Coal resources as reported are inclusive of coal reserves. Reliability Categories Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred) To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis. For surface-mineable reserves, the QPs responsible for the delineation of coal reserves have opted to classify tons in areas lacking exploration drillhole quality as 100- percent probable as opposed to basing proven and probable classifications upon relative distance from drillholes. Resource classification as stated in the tables is directly derived from drillhole spacing. The QPs have relied upon consistency in historical pit sampling as a justification for reserve delineation in such areas. Proven and Measured Classification 0.25 Mile, (1320’) Projection form Measurement Point Based on 11.1.1 Analysis Probable and Indicated Classification 0.25 to 0.75 Mile, (1320’ to 3960’) Projection form Measurement Point Based on 11.1.1 Analysis; Required for Reserve Classification Inferred Classification 0.75 to 3.0 Mile, (3960’ to 15,840) Projection form Measurement Point Based on 11.1.1 Analysis Effective Date of Resource Estimate December 31, 2022 Coal reserves were estimated based upon depletion maps as of September 30, 2022, and a fourth quarter 2022 production depletion adjustment Effective Date of Reserve Estimate December 31, 2022 Coal reserves were estimated based upon depletion maps as of September 30, 2022, and a fourth quarter 2022 production depletion adjustment Seam Density With Analysis: SG = 1.25 + Raw Ash/100 In the absence of laboratory data, estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting • Underground-Mineable Criteria Map Thickness Total seam thickness Minimum Seam Thickness 25 inches (Douglas) 30 inches (Sewell) Minor Exceptions for localized zones of thinner coal. Minimum Mining Thickness 54 inches Minimum Total Coal Thickness 25 inches (Douglas) 30 inches (Sewell) Minor Exceptions for localized zones of thinner coal. Minimum In-Seam Wash Recovery Determined as function of seam thickness Wash Recovery Applied to Coal Reserves Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 36 Item Parameters Technical Notes & Exceptions* Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages Delta between minimum mining thickness (54 inches) and seam thickness Mine Barrier 200-foot distance from abandoned mines and 50-foot from sealed or pillared areas of active Alpha mines Minimum Reserve Tonnage 400 thousand recoverable tons for individual area (logical mining unit) Minimum Overburden Depth 100 feet Minimum Interval to Rider Coal Considered on a case-by-case basis, depending on interval lithology, etc. Minimum Interval to Overlying or Underlying Reserves Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc. Minimum Interval to Overlying or Underlying Mined Areas Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc. Adjustments Applied to Coal Reserves 6.0 percent moisture increase; 5 percent preparation plant inefficiency • Surface-mineable Criteria Mining Type Surface mining Highwall mining (HWM) Coal Density Used laboratory apparent specific gravity data where available. Otherwise use raw ash formula: Sp. Gr. = (% Raw Ash/100) + 1.25 EXCEPTION: Used 1800 tons per acre foot for seams with no quality data on surface reserve calculation Used estimated specific gravity based on 1.30 specific gravity for coal and 2.25 specific gravity for rock where no lab data was available. This is also referred to as EVR or Estimated Visual Recovery method. Surface Property Control Controlled Surface-mineable coal resource estimated where mineral and surface rights are controlled. No resource estimated if mineral rights are not controlled. Uncontrolled Surface-mineable coal resource estimated where surface is uncontrolled if mineral rights are controlled. Basis for Coal Tonnage Thickness of recoverable coal less removable partings Minimum thickness of removable parting for surface- mineable seam is 0.25-foot generally. Minimum Total seam thickness for Single Cut Contour 2.0 feet (*) Minimum Thickness of Principal Seam in Multi-Seam Areas 1.0 foot (*) Minimum Thickness of Secondary Seam 0.5 foot Secondary seam is within 2.5 feet of principal seam Mine Strip Ratio 18:1 BCY /ton ratio for metallurgical coal & 15:1 BCY/ton for thermal coal surface mine strip ratios are targets and can vary some by cut or job. Minimum Total seam thickness for High Wall Miner 2.0 feet (*) Seam thickness can vary within a panel. Areas Considered for Surface- mineable Coal Resource Permitted and potential permit areas provided by Alpha Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation. 11.1.1 Geostatistical Analysis MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 37 observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves. MM&A performed a geostatistical analysis test of the Kingston, Middle Cedar Grove seam data set using the Drill Hole Spacing Analysis (DHSA) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources. To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved using histograms, as seen in Figure 11-1, color coded scatter plots showing the geospatial positioning of the borings, Figure 11-2, and trend analysis. Figure 11-1: Histogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex Figure 11-2: Scatter plot of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex Following the completion of data processing, a variogram of the data set was created, Figure 11-3. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram to represent the data set across a continuous spectrum. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 38 Figure 11-3: Variogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journal and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size. The last step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range. Figure 11-4 shows the results of the DHSA performed on the Middle Cedar Grove seam data for the Kingston Mining Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a midway point in order to compare to the historical standards. A summary of the radius data is shown in Table 11-3. DHSA prescribes measured, indicated, and inferred drill hole

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 39 spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively. Figure 11-4: Result of DHSA for the Middle Cedar Grove Seam Present in the Kingston Mining Complex Table 11-2: DHSA Results Summary for Radius from a Central Point Model: Measured Radial Distance (10% Relative Error) Indicated Radial Distance (20% Relative Error) Inferred Radial Distance (50% Relative Error) (Miles) (Miles) (Miles) Gaussian: 0.39 0.77 1.91 Spherical: 0.39 0.77 1.91 Exponential: 0.40 0.78 1.92 Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Gaussian and Spherical models recommend using a radius of 0.39 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA-recommended drill hole spacing is slightly greater than the historical standards. The Exponential model recommends using a radius 0.78 miles, while the Gaussian and Spherical models recommend a radius of 0.77 compared against the historical radius of 0.75 miles. These results have led the QPs to report the data following the historical classification standards as outlined in USGS Circular 891, rather than use the results of the DHSA. 0 5 10 15 20 25 30 35 40 2000 3000 4000 5000 6000 7000 8000 9000 10000 R el a ve E rr o r 9 5 % P er ce n le R a n ge Dri l l Hole Spacing ( ) Gauss ian Exponen al Spherica l Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 40 11.2 Resources Exclusive of Reserves The Kingston Property contains resource blocks of surface seams which were not deemed to exhibit reserve potential at the time of the study. These resources exclusive of reserves are listed below. Reasons which may preclude elevation of resources to reserves include, but are not limited to: 1. Limited availability of quality information to document coal seam market characteristics. > Sewell resources area north of the reserves lack metallurgical coal quality. 2. Limited drill hole density and/or coal seam definition. > The Sewell resources area north of the reserves is separated from the reserve by an area of limited drilling. Access to the resource block requires additional definition. It is bounded on the east side by existing closed Sewell mines. > Drill hole spacing is wide spaced in the Sewell resource area. Due to the lack of seam definition, the resource is classified as indicated. Mineability constraints due to over/under mining, underground conditions, and physical locations that would have negative influence on the mineability of the coal. > The Sewell resources area is bound on the east side by existing close Sewell mines. Based on the mine maps, entries were driven toward and into the resource block and then stopped. It is likely coal thickness and/or other geologic conditions were encountered that limited the advance into the resource area. 3. Undefined resource access, low seam thickness. > Douglas resources located south of the Kingston 2 Mine area are separated from the current mining area by coal seam thickness below the economic cut-off value. 11.2.1 Initial Economic Assessment MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves. MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine developed were amortized across the resource’s potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $130 per ton netback FOB loadout (approximately $176 per ton U.S. East Coast basis) for Mid Vol markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 41 sales-related expenses should these resources be extracted during higher-than-average market conditions. Pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the Kingston Mining Complex coal products over the past 5 years. The results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in Appendix B. Table 11-3: Results of Initial Economic Assessment Mine/Resource Block Resource Block Direct Cash Transportation, Washing, Enviro, G&A Indirect Non- Cash Total Cost Fully Loaded P&L Sewell North UG Sewell North UG $76.69 $22.19 $11.52 $6.80 $117.20 $12.80 Douglas Blocks F, G Douglas Blocks F, G $83.94 $27.23 $10.22 $6.80 $128.19 $1.81 Figure 11-5: Results of Initial Economic Assessment 11.3 Qualified Person’s Estimates Based on the work previously described and detailed modelling of those areas along with consideration of modifying factors, a coal resource estimate, summarized in Table 11-5, was prepared as of December 31, 2022, for Kingston Property controlled by Alpha. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 42 Table 11-4: Coal Resources Summary as of December 31, 2022 Coal Resource (Dry Tons, In Situ) Area or Seam Measured Indicated Inferred Total Inclusive of Reserve/Converted to Reserve Kingston Surface 19,676,000 4,451,000 910,000 25,037,000 Kingston HWM 7,131,000 285,000 0 7,416,000 Sewell (UG) 34,451,000 9,808,000 0 44,259,000 Douglas (UG) 3,078,000 1,416,000 0 4,495,000 Total 64,337,000 15,960,000 910,000 81,207,000 Exclusive of Reserve/Not Converted to Reserve Kingston Surface 0 0 0 0 Kingston HWM 0 0 0 0 Sewell (UG) 0 20,580,000 0 20,580,000 Douglas (UG) 378,000 495,000 0 873,000 Total 378,000 21,075,000 0 21,453,000 Grand Total Total 64,715,000 37,035,000 910,000 102,659,000 Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived. Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded. Note (3): The Property contains 21.45 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2022. Totals may not add due to rounding. See Appendix A for detailed breakdown. 11.4 Qualified Person’s Opinion While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to uncertainties as related to each class of mineral resources such as (1) seam thickness, (2) floor and roof conditions, (3) mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of measured (0 – ¼ mile), indicated (¼ to ¾ mile), and inferred (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A’s geostatistical analysis, it would be possible to extend the measured arcs slightly beyond historically accepted practices due to consistent geological settings. The QP’s have again elected not to extend arc distances, introducing a level of conservatism in the measured coal classification. Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Kingston coal resources.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 43 12 Mineral Reserve Estimates 12.1 Assumptions, Parameters and Methodology Coal Reserves are classified as proven or probable considering “modifying factors” including mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. > Proven Coal Reserves are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for assumed modifying factors. These assessments demonstrate that extraction could be justified at the time of reporting. > Probable Coal Reserves are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for assumed modifying factors. These assessments demonstrate that extraction could be justified at the time of reporting. Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Kingston. The footprint of each reserve area is shown on the maps in Appendix C. The Mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan for Kingston. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons. Coal reserve tons in this evaluation are reported on a moist, saleable product basis with 4.5% moisture for surface mined reserves and 6.0% for deep mine reserves. Pricing data as provided by Alpha from third-party sources is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $152 per short ton port loading, with an average of $112.49 netback pricing reflective of the mid-volatile product, and $151 per short ton port loading, with an average of $122.47 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $140 per short ton with an average of $133.75 per ton netback pricing. The LOM blended Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 44 average netback pricing for the Kingston reserves is $121.04 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston Mining Complex is shipped internationally as part of blended products from other business groups within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves Kingston Mining Complex reserves were derived from multiple coal seams in Figure 7-1 located on the Property. Reserves are estimated for both surface and underground mining. Surface reserves were derived from multiple seams and underground reserves were derived from two seams. The underground accessed seams include the Douglas seam at the active Kingston 2 mine; the Sewell seam located below drainage east of the surface mines. Demonstrated reserve tons are listed in the discussion below. Table 12-3 shows the demonstrated tonnage by Proven and Probable status.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 45 12.2.1 Surface Reserves The Kingston operations include active surface mines with contour and highwall miner reserve. Estimated LOM average mine ratios bank cubic yards per ton (BCY/Ton) do not exceed 20 to 1 for the reserve estimates. Cross sections through drill holes with lithologic records and seam correlation tie lines have been prepared for each surface reserve and are available upon request. 12.2.1.1 Kingston The demonstrated reserve at Kingston surface is comprised of 19.10 million surface mine tons and 2.54 million highwall miner tons from 30 different coal seams for permitted and non-permitted reserve. Kingston consists of two permitted areas and one pending permit area. The mine permit areas are adjacent to one another with mine permits. One Kingston permit has an active surface mine. Table 12- 1 shows the demonstrated tonnage by Proven and Probable status. Table 12-1: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) By Reliability Category Area Proven Probable Total Surface Kingston 2,865,000 476,000 3,341,000 Paint Mountain (S300520) 7,465,000 1,453,000 8,917,000 Paint Mountain (S300821) (White Oak) 5,280,000 1,566,000 6,846,000 Kingston Surface 15,610,000 3,495,000 19,105,000 Highwall Kingston 989,000 9,000 998,000 Paint Mountain (S300520) 824,000 13,000 837,000 Paint Mountain (S300821) (White Oak) 626,000 77,000 703,000 Kingston HWM 2,439,000 99,000 2,538,000 Total Kingston 3,854,000 485,000 4,339,000 Paint Mountain (S300520) 8,289,000 1,465,000 9,754,000 Paint Mountain (S300821) (White Oak) 5,906,000 1,644,000 7,549,000 Kingston Total 18,048,000 3,594,000 21,642,000 Kingston mine operations include two permits and one pending permit. These areas include the Kingston permit with demonstrated reserves of 4.34 Mt from to be extracted from the Powellton through the Stockton seams; Paint Mountain Permit S-3005-20 with demonstrated reserves of 9.75 Mt to be extracted from the Eagle Lower Split through the Stockton seams; and the White Oak pending permit with demonstrated reserves of 7.55 Mt to be extracted from the Powellton through the Stockton seams. Reserve tonnage may increase with permit expansion to include contouring in the lower Glen Allum Tunnel and Douglas seams. These contours will be associated with future hollow fills and/or near them. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 46 12.2.2 Underground Reserves There are three underground reserve areas on the Kingston Property. The Kingston 2 and 10 mines and associated reserves that extract mid-volatile coal from the Douglas seam. The Sewell seam reserve is below drainage and located east of the surface mines. 12.2.2.1 Kingston 2 - Douglas Seam Douglas reserves include 0.67 Mt clean recoverable tons remaining in the active Kingston 2 Mine. The Douglas seam is commonly a coal bench with localized area of thin shale partings. Seam thickness average 2.5 feet in the Kingston 2 Mine reserve. Roof and floor rock is generally shale that makes the mine horizon a cuttable unit. The run-of-mine (ROM) coal is belted to the Kingston Preparation Plant prior to shipping to the customer. 12.2.2.2 Kingston 10 – Douglas Seam Douglas reserves include 0.86 Mt clean recoverable tons in the future Kingston 10 Mine, which will require a new face-up and portals. Seam thickness average 2.6 feet in the Kingston 10 Mine reserve. The Douglas seam appears to begin to split on the west side of the reserve area. The split thickness may define the reserve limit. 12.2.2.3 Sewell Seam The Sewell seam reserve is located near the community of Pax in Fayette County, West Virginia. The Sewell seam demonstrated reserves are 9.72 Mt clean recoverable tons. The reserve is classified as a Probable reserve due to the lack of metallurgical quality. The seam is below drainage and the overburden ranges from 200 feet in the lowest valley bottoms to over 900 feet under the highest ridge tops. The Paint Creek Lineament is a north-south trending zone following the western reserve boundary with most tons found east of the lineament. The Sewell seam is known to be gassy and influenced by horizontal stress that would be managed by ventilation and mine design. The seam consists of multiple coal benches (1 to 4 benches) and seam thickness ranges from 3 feet to 11 feet. The benches are depositional with limited lateral continuity where the coal thins at the margin of the deposition basin. The raised depositional areas trend north-south through the center part of the reserve and contain the most coal benches and thickest seam. Roof and floor rock is mostly shale that makes the mine horizon a cuttable unit. 12.3 Qualified Person’s Estimates The coal reserves, as shown in Table 12-1, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 47 relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, quality, infrastructure and other relevant factors has also been considered. The results of this TRS define an estimated 32.89 Mt of proven and probable marketable coal reserves. Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 Demonstrated Coal Reserves Quality (Dry Basis) (Wet Tons, Washed or Direct Shipped) By Reliability Category By Permit Status By Control Type Area/Seam Proven Probable Total Permitted Not Permitted Owned Leased Ash% Sulfur% VM% Kingston Surface 15,610,000 3,495,000 19,105,000 12,294,000 6,811,000 0 19,105,000 10 1.0 32 Kingston HWM 2,439,000 99,000 2,538,000 1,854,000 683,000 0 2,538,000 6 1.0 33 Sewell (UG) 0 9,724,000 9,724,000 0 9,724,000 523,000 9,201,000 5 0.8 22 Douglas (UG) 1,087,000 440,000 1,526,000 1,080,000 446,000 129,000 1,397,000 6 1.0 - Grand Total 19,135,000 13,757,000 32,892,000 15,228,000 17,664,000 652,000 32,240,000 - - - Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8 -percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting. Totals may not add due to rounding. See Appendix A for detailed breakdown. In summary, Alpha controls a total of 32.89 Mt (moist basis) of marketable coal reserves at Kingston as of December 31, 2022. Of that total, 58 percent are proven, and 42 percent are probable. Of the 32.89 Mt, 0.65 Mt are owned, and 32.24 Mt are leased coal reserves. Of the total, 19.10 Mt are surface mineable, 2.54 Mt are highwall mineable, and 11.25 Mt are underground mineable. Marketable coal reserves are 6.19 Mt are thermal and 26.70 Mt are metallurgical. 12.4 Qualified Person’s Opinion The estimate of coal reserves was determined in accordance with the SEC S-K 1300 regulations that became effective for the first fiscal year falling on or after January 1, 2021. The LOM mining plan for Kingston was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in Section 22.2. Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Kingston coal reserves. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 48 13 Mining Methods Three underground mining areas along with the Kingston surface and highwall miner areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2037, while surface and highwall mining operations are projected to be completed in 2034. 13.1 Geotech and Hydrology Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Hydrology has not been an issue of concern at Alpha’s Kingston operations. Based on numerous site visits to the underground operations of the Property by the QP’s, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas. 13.2 Production Rates Operations at the Kingston Property by Alpha and its predecessors are in various stages of maturity. The mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is representative of providing an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS. Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A’s team of geologists and mining engineers. As shown in Table 13-1, the areas planned for underground mines produce coal until 2037. Clean coal production varies directly with coal thickness and anticipated mining conditions.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 49 Table 13-1: Kingston Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) Mine Name 2022 2023 2024 2025 2026 2027 2028 2029 Kingston Mine #10 (Douglas) 0 28 299 281 251 0 0 0 Sewell 0 0 0 0 25.0 713 924 878 Kingston #2 (Douglas) 140 506 23 0 0 0 0 0 Total 140 533 322 281 276 713 924 878 Mine Name 2030 2031 2032 2033 2034 2035 2036 2037 Kingston Mine #10 (Douglas) 0 0 0 0 0 0 0 0 Sewell 915 881 921 1,437 1,526 649 534 321 Kingston #2 (Douglas) 0 0 0 0 0 0 0 0 Total 915 881 921 1,437 1,526 649 534 321 As shown in Tables 13-2 and 13-3, the areas planned for surface and highwall mines produce coal until 2034. Clean coal production varies directly with surface mining ratios along with availability of open highwall for the highwall miner units. Table 13-2: Kingston Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons) Mine Name 2022 2023 2024 2025 2026 2027 2028 2029 Kingston 294 1,515 1,630 1,737 1,700 1,512 1,575 1,589 Mine Name 2030 2031 2032 2033 2034 2035 2036 2037 Kingston 1,589 1,589 1,589 1,589 1,308 0 0 0 Table 13-3: Kingston Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons) Mine Name 2022 2023 2024 2025 2026 2027 2028 2029 Kingston HWM 63 106 129 120 184 239 269 271 Mine Name 2030 2031 2032 2033 2034 2035 2036 2037 Kingston HWM 271 271 271 271 107 0 0 0 13.3 Mining Related Requirements 13.3.1 Underground A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 50 13.4 Required Equipment and Personnel 13.4.1 Underground Mines 13.4.1.1 Kingston 2 Mine – Douglas Seam (Maps UG-1) Kingston 2 is an active mine and has been in production for over 20 years. Two operating sections are found within the mine plan. Each production unit is supplied with two (2) continuous miners, two (2) roof bolters, four (4) shuttle cars, two (2) scoops and one (1) section feeder breaker. Four distinct portal area access the reserve boundary from coal seam contour benches. > The main portal and surface facilities are located on the east side of the valley, immediately upstream of the Kingston Preparation Plant. This facility includes the mine office, warehousing and change house facilities. > Portals are located on the west side of the valley, immediately across from the main portals. > A set of portals northeast of the preparation plant deliver run of mine coal into a stockpile that feeds the Kingston Preparation Plant. > A new set of portals at Shotgun Hollow above the community of Pax have been developed. These portals provide a shorter travel distance to the working areas than the original portal locations. The basis mining concept has the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run of mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile. Once the continuous miner has reached its maximum distance in a working face, it is trammed to another available working face to begin mining. The roof bolter machine is moved into the recently completed working face to support the roof and ribs with steel bolts and plates. The run of mine coal stockpile is located adjacent to the Kingston Preparation Plant where a reclaim conveyor transports the run of mine product for processing. The mine is nearing its end of life with one unit ending its assignment in the fourth quarter of 2023 and the remaining unit finishing in the first quarter of 2024. Remaining reserves are found at the edges of the mineral body. 13.4.1.2 Kingston 10 Mine – Douglas Seam (Map UG-1) A small boundary area accessible from outcrop near White Oak Branch of Clear Creek has been included within the report. The Kingston 10 Mine would use one continuous miner unit from the Kingston 2 Mine as the unit becomes available. The run of mine coal would be placed into a stockpile and trucked to a processing facility before shipping to a customer.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 51 The operation is projected to start in the fourth quarter of 2023 and complete its assignment in the fourth quarter of 2026. 13.4.1.3 Sewell Seam Mine Sewell Mine (Map UG-2) The Sewell Seam reserve boundary will be reached by constructing a slope and two ventilation shafts for access. The slope has a grade of 15 percent and will be constructed at a width capable of supporting the mine conveyor as well as an adjacent haulage road. Projected plans include the construction of a raw coal stockpile near the slope portal which would ship the raw product to a proposed railcar loading facility. From there the coal would be transported to Alpha’s Mammoth Preparation Plant near Montgomery, West Virginia. The Mammoth Preparation Plant is serviced by the Kanawha River Railroad (KNWA), a short line railroad owned by WATCO. Capital construction costs include the mine construction, the railcar loading facility and a railcar unloading facility at the Mammoth Preparation Plant. The rail haul from the Pax Loadout to the Mammoth Preparation Plant would operate entirely on KNWA rail for a one-way distance of 33 miles. The proposed mine has been timed with three operating continuous miner production units. Each production unit is equipped with two (2) continuous miners, two (2) roof bolting machines, four (4) shuttle cars, two (2) mine scoops and one (1) section feeder breaker. The normal production cycle involves the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run-of-mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile. Operating life-of-mine for the Sewell seam is projected at 11 years. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 52 13.4.2 Surface Mines 13.4.2.1 Kingston (Map K2-K11) Figure 13-1: Kingston Mine Permit Areas Aerial View The Kingston reserve area consists of mountain-top, contour and highwall mining of 30+ seams: from the Stockton to the Eagle - a difference of over 1,000 vertical feet. Deep mining has taken place in the Lower Cedar Grove, Upper and Lower No. 2 Gas, Powellton and Powellton lower split, Upper Eagle, and Eagle upper and lower splits. Previous contour and augering mining have also been documented. The present mine plan consists of three permits: Kingston, Paint Mountain, and White Oak. The White Oak permit (S-3008-21) is currently pending. MM&A did not attempt to confirm burden storage capacity as presented in Kingston’s permits. The Kingston operation is in an early-development phase. Few working areas have been established, with present disturbance being limited to the Kingston permit. Additional working areas will be established on the south-eastern portion of the property, within the Paint Mountain permit, in 2023. Mining activity is expected to be hydraulic shovels / front-end loaders mining lower seam contours.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 53 Dozers will help mine intermediate seams in in order to reclaim the lower seams. Strip ratio constraints will limit areas of full area mining, with the majority of surface mining being contours created for highwall mining activity. Surface mining will be initiated in lower seams and progress to upper seams so that reclamation of the lower seams can be achieved by spoil from upper seam mining, ideally by dozer pushing. The majority of reclamation volume will be achieved by higher cost truck haulage. Hollow fills of substantial storage volume are primarily limited to the Kingston and Paint Mountain permits. Excess spoil capacity needed for the White Oak permit will be primarily provided by the backfilling of the other two permits. The reserves of the White Oak permit will be the last to be exhausted. Additional storage volume can be obtained from backfilling on the adjacent, largely reclaimed permit to the east. Kingston will be operating two large hydraulic excavators, one small hydraulic excavator, three 993 front-end loaders and four D11 track bulldozers. Combined production capacity will be 27 million BCY per year within 2 years. Two highwall miners will provide additional production tonnage as highwalls are exposed. The mine will employ 220 operators presently in the surface mining and highwall mining phases of the operation. At the above production level exhaustion of the reserves is expected to be in year 2034. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Alpha Kingston Operations includes the Kingston Preparation Plant. Washed coal product is transported from the preparation plant by truck haulage to the Pax loadout with access to the CSX Railroad. The Pax loadout was constructed in 2006 and can load railroad cars at a rate of 3,500 tons per hour. Coal can also be transported by truck to Alpha’s Marmet dock barge loading facilities. The docks are located on the Kanawha River near Marmet, West Virginia, and provide barge transportation to the customer. Barges can be loaded at the rate of 1,600 tons per hour and the facility was built in 1986. Coal can also be trucked to the Kingston Mammoth Preparation Plant for processing. The Mammoth Plant provides rail loading on the Kanawha River Railroad short line that connects to the Norfolk Southern and CSX Transportation railroad systems as well as on-site barge loading on the Kanawha River. The Kingston plant site includes raw coal storage, clean coal storage, and refuse disposal areas. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 54 The Kingston preparation plant was constructed in 1974 and has a raw feed rate capacity of 700 raw tons per hour. The plant received its latest upgrade in 20011. Primary separation equipment includes Peters heavy media vessels, Krebs heavy media cyclones, MultiTech spirals, and Denver froth cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. Coarse and fine refuse are disposed in an adjacent slurry cell impoundment. During the 2022 reporting year, the Kingston plant produced a product with a typical ash content of 8.26%, and a typical sulfur content 0.68% at a utilization rate of 59.32%. Product transportation from the preparation plant is by highway truck to either the Pax Railroad Loadout or to barge loading facilities along the Kanawha River near Marmet, West Virginia. An aerial image of the Kingston Preparation Plant and refuse area is shown in Figure 14-1. Figure 14-1: Kingston Preparation Plant and Refuse Area 1 Coal Age Magazine, October 2022, pg 19, US Prep Plant Census 2022

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 55 Figure 14-2: Kingston Preparation Plant and Refuse Area (Zoomed-In View) Processes and equipment are typical of those used in the coal industry and are in use in all plants in the Central Appalachian Basin. Current operations can ship product to the existing Mammoth Preparation Plant located near Montgomery, Fayette County, West Virginia. Future plans include shipping the proposed Sewell Seam mine run of mine product to the Mammoth Preparation Plant on the Kanawha River Railroad system. By utilizing the existing infrastructure with the nearby railroad facilities, the existing preparation plant, the existing refuse facilities and the existing shipping facilities, the Sewell Seam mine will enter the market with a premium metallurgical product strategically situated to access various markets by two Class 1 railroads and the intracoastal waterway barge system. The Mammoth preparation plant was originally constructed in 1950 and remains active. The last upgrade occurred in 2008. The plant feed rate is 1,200 raw tons per hour. Separation equipment utilizes a heavy media vessel, low density cyclones, spirals and column flotation, supported by various screens, centrifuges, sumps, pumps and distribution systems. During the 2022 reporting year, the Mammoth plant had a utilization rate of 26%. Coarse and fine refuse are disposed of at the nearby Lick Branch Impoundment. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 Rail service is provided by the Kanawha River Railroad short line that connects to either the CSX or Norfolk Southern Class 1 railroads. Barge loading facilities are available on site as the plant is strategically located on the headwaters of the Kanawha River intracoastal waterway system. 14.2 Requirements for Energy, Water, Material and Personnel Personnel have historically been sourced from the surrounding communities in Fayette, Raleigh, Kanawha, and Boone Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Electric Power (AEP). The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc. 15 Infrastructure The Kingston Preparation Plant services the area with washed coal, which is transported via highway trucks to the Pax Loadout located on WATCO’s Kanawha River Railroad short line railroad or to barge loading facilities along the Kanawha River near Marmet, West Virginia. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves. As an active operation, the necessary support infrastructure for Kingston is in place. As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model. The underground mining resource areas which are located below drainage will require surface facilities, mine access slope development to the coal seam and ventilation facilities. Typical surface facilities include a mine office, a change house, supply facilities, mine fan and a stacker conveyor for run-of-mine coal storage. Photographs of the existing Kingston facilities are shown in Figures 15-1, 15-2, 15-3 and 15-4.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 57 Figure 15-1: Kingston Overview Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 58 Figure 15-2: Kingston Plant Area October 2022

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 59 Figure 15-3: Kingston Refuse Area October 2022 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 60 Figure 15-4: Kingston - Pax Loadout Surface Facilities Current operations can ship product to the existing Mammoth Preparation Plant located near Montgomery, Fayette County, West Virginia. Future plans include shipping the proposed Sewell Seam mine run of mine product to the Mammoth Preparation Plant on the existing Kanawha River Railroad system. By utilizing the existing infrastructure with the nearby railroad facilities, the existing preparation plant, the existing refuse facilities and the existing shipping facilities, the Sewell Seam mine will enter the market with a premium metallurgical product strategically situated to access various markets by two Class 1 railroads and the intracoastal waterway barge system. The Sewell Seam Mine slope location will be remote from the Kingston Preparation Plant but adjacent to the existing Kanawha River Railroad short line. A dedicated railroad car loader will be constructed on the railroad right of way. Using the existing railroad as compared to highway trucks to and from the Kingston Plant will provide a cost-effective method to participating in the metallurgical market with this coal. Photographs of the existing Mammoth facilities are shown in Figures 15-5, 15-6, and 15-7.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 61 Figure 15-5: Mammoth Facilities Overview Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 62 Figure 15-6: Mammoth Preparation Plant Layout 2022

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 63 Figure 15-7: Dunn Hollow Impoundment Refuse Disposal Area 16 Market Studies 16.1 Market Description The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were used to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will be placed. Quality Specifications for the Kingston products as produced in 2022 are as shown in Table 16-1. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 64 Table 16-1: Quality Specifications Kingston Preparation Plant Pax Load Out Ash (%) 8.26 7.73 Sulfur (%) 0.68 0.98 Volatile Matter (%) 24.17 30.21 Note: All Specs are dry basis The mine production serves both the mid-volatile and the high-volatile metallurgical markets. 16.2 Price Forecasts Pricing data as provided by Alpha from third party sources is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $152 per short ton port loading, with an average of $112.49 netback pricing reflective of the mid-volatile product, and $151 per short ton port loading, with an average of $122.47 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $140 per short ton with an average of $133.75 per ton netback pricing. The LOM blended average netback pricing for the Kingston reserves is $121.04 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston Mining Complex is shipped internationally as part of blended products from other business groups within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex. Table 16-2: Price Forecasts Coal Quality Market Pricing Per Ton (1) (2) High-Vol. A $151 High- Vol. B $130 Mid-Vol. $152 Low-Vol. $152 Thermal $140 (1) - Market pricing shown on U.S. East Coast basis. (2) - Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services. 16.3 Contract Requirements Some contracts are necessary for successful marketing of the coal. For Kingston, since all mining, preparation and marketing is done in-house, the remaining contracts required are:

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 65 > Transportation – Alpha contracts with the Norfolk Southern Railroad and CSX Transportation to transport coal to market. Barge transportation on the Kanawha River is contracted through various parties. > Sales – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long- term contracts are not typically written. 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals 17.1 Results of Studies MM&A completed an environmental review in 2011 for the Massey properties acquired by Alpha, including those operations that were active at Kingston at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (RECs) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A’s opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture. Based on this former ESA completed by MM&A, it is MM&A’s opinion that Kingston has a typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. 17.2 Requirements and Plans for Waste Disposal The financial model estimates tonnage reporting to the Kingston Preparation Plant through calendar year 2034. The current refuse facility uses slurry cell construction above the existing refuse area. Current activities adjoin the active surface mining area. Substantial areas are available for refuse disposal as needed and could overflow in to surface mine areas if needed. Coal processing will be provided for the Kingston underground mines that complete their assignments in 2026. Afterwards, processing will be limited to highwall miner production, auger production and selected surface mine seams at a reduced production rate until 2034. The Mammoth Preparation Plant will see run of mine coal from the Sewell Seam Mine starting in 2026 and extending into calendar year 2037. Adequate capacity remains in the existing impoundment structure to store the refuse material that will be generated. Table 17-1 is configured to provide general information as to the status of the refuse areas. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 66 Table 17-1: Kingston Refuse Disposal Summary Refuse Facility State SMCRA Permit Number MSHA ID Refuse Disposal Type Classified as a Dam Permit Status Current Planned Maximum Coarse Life (Approved + Planned) Current Planned Maximum Fines Life (Approved + Planned) Est. Coarse/ Combined Refuse Life (Yrs.) Est. Fine Refuse Life (Yrs.) Kingston Coal Refuse Disposal Facility Kingston O-3019-93 1211-WV- 40107-04 Slurry Cell Impoundment - Downstream and Upstream Yes Active 12+ 12+ 12+ 12+ Mammoth Refuse Impoundment S-127-82 Slurry Impoundment - Downstream and Upstream Yes Active 12+ 12+ 12+ 12+ 17.3 Permit Requirements and Status All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners, and officers, which are subject to bond forfeiture can be denied future permits under the program.2 New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits are also required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. 2 Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 67 Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits. Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout, or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. The Kingston Mining Complex, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to United States Environmental Protection Agency (EPA) and United States Fish and Wildlife (USFW) involvement with state programs. The Mining permits currently held by Alpha on the Kingston Property are shown in Table 17-2. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 68 Table 17-2: Kingston Mining Permits Mine Name Seam Permit Expires Status Acres Disturbed Acres Reclaimed Acres Bonded Republic Energy, LLC Skitter Creek No. 1 Mine - S302794 9/22/2025 Active, Reclaimed 55.9 497.68 616.58 Kingston Mine Chilton A, No. 2 Gas - Lwr, Coalburg - Ltl, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Chilton - Ltl, Stockton, Winifrede - U, Peerless, Powellton, Clarion, Cedar Grove S300215 11/5/2024 Active, Moving Coal - - 738.78 White Oak Surface Mine Chilton A, No. 2 Gas - Lwr, Coalburg - Ltl, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Chilton - Ltl, Stockton, Winifrede - U, Peerless, Powellton, Clarion, Cedar Grove S300821 11/30/2027 Not Started - - 847.4 Paint Mountain Surface Mine Chilton A, Chilton, Chilton RDR, Coalburg, No. 2 Gas, Stockton, Winifrede - U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove S300520 10/19/2026 Active, No Coal Removed - - 1,237.14 Kingston Mining, Inc Kingston Preparation Plant - O301198 09/28/2025 Active 54.34 5.6 78.29 Refuge Disposal Area - O301993 03/14/2024 Active 93.14 60.19 218.94 Crown Hill River Loading Facility - O302190 07/15/2026 Active 19.62 0.76 22.08 Kingston No. 2 Mine 2 Gas U300601 11/05/2026 Active 11.67 0 14.95 Glen Alum No. 1 Glen Alum Tunnel U300496 12/18/2026 Inactive 12.06 9.34 29.00 Glen Alum No. 3 Glen Alum Tunnel U300597 03/27/2025 Inactive 8.70 3.07 12.40 Kingston No. 5 Glen Alum Tunnel U300512 07/07/2025 Inactive 1.54 1.54 13.42 Kingston Sewell Mine Sewell U300422 Pending Application Kingston No. 7 Mine Little Eagle U302612 01/02/2028 Inactive 16.96 5.70 37.86

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 69 17.4 Local Plans, Negotiations or Agreements MM&A found no indication of agreements beyond the scope of Federal or State Regulations. 17.5 Mine Closure Plans Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, much of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (ARO) can be shown as a Liability on the Balance Sheet. 17.6 Qualified Person’s Opinion The Kingston Mining Complex is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permit revisions or new permits that may be required cannot be obtained. Estimated expenditures for site closure and reclamation are included in the financial model for this site. 18 Capital and Operating Costs 18.1 Capital Cost Estimate The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast. Alpha provided MM&A with information related to the number of currently operating production units at Kingston. MM&A’s capital schedules assume that major equipment rebuilds occur over the course Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 70 of each machine’s remaining assumed operating life. Replacement equipment was scheduled based on MM&A’s experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement. The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. “Other” costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kingston operations is provided in Figure 18-1 below. Total capital by mine is summarized in Table 18-1. Figure 18-1: Projected Capital Expenditures – Consolidated Kingston Operations

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 71 Table 18-1: Summary of Capital Expenditures Schedule by Mine Item Total 2022 2023 2024 2025 2026 2027 2028 Kingston #2 (Douglas) $0 $0 $0 $0 $0 $0 $0 $0 Sewell $217,832 $0 $0 $0 $0 $122,028 $41,869 $5,861 Kingston Mine #10 (Douglas) $10,873 $0 $10,873 $0 $0 $0 $0 $0 Workman Surface $0 $0 $0 $0 $0 $0 $0 $0 Kingston Surface $159,402 $0 $12,492 $14,140 $14,339 $14,680 $14,140 $14,140 Workman HWM $0 $0 $0 $0 $0 $0 $0 $0 Kingston HWM $13,700 $0 $500 $580 $1,340 $640 $4,010 $50 Total $401,807 $0 $23,865 $14,720 $15,679 $137,348 $60,019 $20,051 Item 2029 2030 2031 2032 2033 2034 2035 2036 Kingston #2 (Douglas) $0 $0 $0 $0 $0 $0 $0 $0 Sewell $0 $4,320 $14,723 $11,821 $8,226 $4,664 $4,320 $0 Kingston Mine #10 (Douglas) $0 $0 $0 $0 $0 $0 $0 $0 Workman Surface $0 $0 $0 $0 $0 $0 $0 $0 Kingston Surface $14,339 $15,671 $14,740 $15,160 $14,560 $1,000 $0 $0 Workman HWM $0 $0 $0 $0 $0 $0 $0 $0 Kingston HWM $4,040 $1,370 $640 $180 $50 $300 $0 $0 Total $18,379 $21,361 $30,103 $27,161 $22,836 $5,964 $4,320 $0 18.2 Operating Cost Estimate Alpha provided historical costs and budgeted projections of operating costs for its active underground mines (Kingston #2) for MM&A’s review, along with its active surface and highwall mines (Kingston). MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha’s financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers’ compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, drilling & blasting, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs. Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees. Statutory sales-related costs are summarized in Table 18-2. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 72 Table 18-2: Estimated Coal Production Taxes and Sales Costs Description of Tax or Sales Cost Basis of Assessment Cost Federal Black Lung Excise Tax – Underground Per Ton $1.10 Federal Black Lung Excise Tax – Surface/Highwall Per Ton $0.55 Federal Reclamation Fees – Underground Per Ton $0.12 Federal Reclamation Fees – Surface/Highwall Per Ton $0.28 West Virginia Reclamation Tax - Underground Per Ton $0.279 West Virginia Severance Tax Percentage of Revenue 1 to 5% Royalties – Underground, Surface and Highwall Percentage of Revenue 5.0% Notes: 1. Federal black lung excise tax is paid only on coal sold domestically. A summary of the projected operating costs for the consolidated Kingston operations is provided in Figure 18-2. Figure 18-2: Kingston Mining Complex Operating Costs 19 Economic Analysis 19.1 Economic Evaluation 19.1.1 Introduction The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 73 feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2023. On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. The operations are projected on a calendar year basis. MM&A’s projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resource properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below. Figure 19-1: Projection of Sales Tons Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 74 Sales revenue is based on the coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s Kingston operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model to determine Enterprise Value of the aggregated entity. The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections. Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 5.0% of the sales revenue. The projection model also includes consolidated income tax calculations at Alpha’s Kingston Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms “cash flows” and “project cash flows” used in this report refer to after-tax cash flows. Alpha’s projected consolidated annual revenue for the Kingston operations is shown in the chart below.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 75 Figure 19-2: Consolidated Annual Revenue Projected consolidated revenue, cash costs, and EBITDA for the Kingston operations are expressed in dollars per ton in the graph below. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 76 Figure 19-3: Revenue, Cash Costs, and EBITDA The above chart shows an average LOM revenue of $121 per ton, cash costs of $69 to $91 per ton and EBITDA of $22 to $50 per ton. Positive EBITDA per ton averages $41.44 per ton over the life of the operations. Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kingston. Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA LOM Tonnage LOM Pre-Tax P&L P&L Per Ton LOM EBITDA EBITDA Per Ton Underground Mines Kingston Mine #10 (Douglas) 858 $3,061 $3.57 $10,551 $12.29 Sewell 9,724 $139,895 $14.39 $375,243 $38.59 Kingston #2 (Douglas) 668 $11,498 $17.21 $15,006 $22.46 Consolidated Deep Mines 11,250 $154,455 $13.73 $400,800 $35.63 Surface Mines Kingston 19,217 $638,833 $33.24 $800,418 $41.65 Consolidated Surface Mines 19,217 $638,833 $33.24 $800,418 $41.65 HWM Operations Kingston HWM 2,557 $154,733 $60.50 $167,447 $65.48 Consolidated HWMs 2,557 $154,733 $60.50 $167,447 $65.48 Grand Total 33,025 $948,021 $28.71 $1,368,665 $41.44 Note: 1) LOM tonnage evaluated in the financial model includes October 2022 through December 2022 production (132,489 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2022.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 77 As shown in Table 19-1, all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kingston operations show positive LOM P&L and EBITDA of $0.9 billion and $1.4 billion, respectively. A breakdown of projected EBITDA for the consolidated Kingston operations is shown in the chart below: Figure 19-4: Annual EBITDA 19.1.2 Cash Flow Summary Alpha’s consolidated Kingston cash flow summary in constant dollars, excluding debt service, is shown in Table 19-2 below. Table 19-2: Project Cash Flow Summary (000) YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 Total 2022 2023 2024 2025 2026 2027 Production & Sales tons 33,025 498 2,155 2,081 2,138 2,160 2,465 Total Revenue $3,997,197 $60,555 $263,718 $257,131 $264,931 $267,570 $299,833 EBITDA $1,368,665 $16,727 $80,728 $81,002 $87,282 $88,772 $98,908 Net Income $754,867 $11,128 $55,731 $54,282 $59,937 $40,754 $46,431 Net Cash Provided by Operating Activities $1,175,511 $11,545 $55,359 $68,115 $70,347 $74,551 $84,129 Purchases of Property, Plant, and Equipment ($401,807) $0 ($23,865) ($14,720) ($15,679) ($137,348) ($60,019) Net Cash Flow $773,704 $11,545 $31,493 $53,395 $54,667 ($62,797) $24,110 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 78 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2028 2029 2030 2031 2032 2033 2034 Production & Sales tons 2,768 2,737 2,774 2,741 2,781 3,296 2,927 Total Revenue $335,091 $331,837 $336,030 $332,217 $336,707 $394,721 $347,670 EBITDA $116,161 $112,217 $115,784 $113,554 $116,367 $158,081 $146,744 Net Income $61,537 $56,214 $56,955 $52,603 $53,581 $102,227 $97,010 Net Cash Provided by Operating Activities $101,165 $102,566 $103,487 $102,427 $104,228 $129,800 $127,064 Purchases of Property, Plant, and Equipment ($20,051) ($18,379) ($21,361) ($30,103) ($27,161) ($22,836) ($5,964) Net Cash Flow $81,113 $84,187 $82,125 $72,324 $77,067 $106,964 $121,100 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2035 2036 2037 2038 2039 2040 2041 Production & Sales tons 649 534 321 0 0 0 0 Total Revenue $72,977 $60,119 $36,089 $0 $0 $0 $0 EBITDA $18,524 $11,699 $8,313 ($1,257) ($499) ($251) ($127) Net Income $8,816 $2,378 ($229) ($2,572) ($1,028) ($502) ($255) Net Cash Provided by Operating Activities $39,542 $13,077 $12,342 ($14,427) ($5,155) ($2,325) ($1,163) Purchases of Property, Plant, and Equipment ($4,320) $0 $0 $0 $0 $0 $0 Net Cash Flow $35,222 $13,077 $12,342 ($14,427) ($5,155) ($2,325) ($1,163) YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 YE 12/31 2042 2043 2044 2045 2046 2047 2048 Production & Sales tons 0 0 0 0 0 0 0 Total Revenue $0 $0 $0 $0 $0 $0 $0 EBITDA ($65) $0 $0 $0 $0 $0 $0 Net Income ($131) $0 $0 $0 $0 $0 $0 Net Cash Provided by Operating Activities ($1,163) ($0) ($0) ($0) ($0) ($0) ($0) Purchases of Property, Plant, and Equipment $0 $0 $0 $0 $0 $0 $0 Net Cash Flow ($1,163) ($0) ($0) ($0) ($0) ($0) ($0) Note: 1) LOM tonnage evaluated in the financial model includes October 2022 through December 2022 production (132,489 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2022. Consolidated cash flows are driven by annual sales tonnage, which grows from 2.2 million tons in 2023 to a peak of 3.3 million tons in 2033. Between years 2034 and 2037, sales ranges from 0.3 million to 2.9 million tons. Projected consolidated revenue grows from $264 million in 2023 to a peak of $395 million in 2033. Revenue totals $4.0 billion for the project’s life. Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $129.8 million in 2033 and totals $1.2 billion over the project life. Capital expenditures total $251.6 million during the first five years and $401.8 million over the project’s life. Consolidated Kingston net cash flow after tax, but before debt service, is shown by year in the chart below:

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 79 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) LOM Net cash flow is positive for this project. The cash flows after year 2037 are related to end of mine reclamation expenditures, which are accrued over the life of the mines. 19.1.3 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.04% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $295.8 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kingston reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Kingston assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management. 19.1.4 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.04% discount rate when Base Case sales prices, operating Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 80 costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 19-6: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with neighboring properties was used as part of this study. 21 Other Relevant Data and Information MM&A performed a previous evaluation of all the Property in year 2021 for reserves effective as of December 31, 2021, for Alpha based on the (SEC) S-K 1300 regulations. Kingston was previously included in and referred to as Mid-West Virginia Surface. MM&A utilized this former evaluation as the basis of an updated study for the TRS dated December 31, 2022.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 81 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 32.89 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 22.2 Risk Factors Risks have been identified for operational, technical, and administrative subjects addressed in the Pre- Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 82 greatest consequence. The products which define the Risk Level are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 15. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report. 22.2.3 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 83 R = P x C Where: R = Risk Level P = Probability of Occurrence C = Consequence of Occurrence The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high. Risk Level Table Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Very high initial risks are unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level. As shown and discussed above, after considering the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation. 22.2.4 Development of the Risk Matrix Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 84 22.2.4.1 Probability Level Table Table 22-1: Probability Level Table Category Probability Level (P) 1 Remote Not likely to occur except in exceptional circumstances. <10% 2 Unlikely Not likely to occur; small in degree. 10 - 30% 3 Possible Capable of occurring. 30 - 60% 4 Likely High chance of occurring in most circumstances. 60 - 90% 5 Almost Certain Event is expected under most circumstances; impossible to avoid. >90% The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur. 22.2.4.2 Consequence Level Table Table 22-2 lists the consequence levels.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 85 Table 22-2: Consequence Level Table Correlation of Events in Key Elements of the Project Program to Event Severity Category Category Severity of the Event Financial Impact of the Event Unplanned Loss of Production (Impact on Commercial Operations) Events Impacting on the Environment Events Affecting the Program's Social and Community Relations Resultant Regulatory / Sovereign Risk Events Affecting Occupational Health & Safety 1 Insignificant < USD $0.5 million ≤ 12 hours Insignificant loss of habitat; no irreversible effects on water, soil, and the environment. Occasional nuisance impact on travel. Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training). 2 Minor USD $0.5 million to $2.0 million ≤ 1 day No notable change to species populations; short- term reversible perturbation to ecosystem function. Persistent nuisance impact on travel. Transient adverse media coverage. First aid – lost time. Event recurrence avoided by corrective action thought established procedures. 3 Moderate USD $2.0 million to $10.0 million ≤ 1 week Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function. Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage. Uncertainty securing or retaining essential approval / license. Medical Treatment – permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures. Change to regulations (tax; bonds; standards). 4 Major USD $10.0 million to $50.0 million 1 to 2 weeks Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function. Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition. Suspension / long-delay in securing essential approval / license. Fatality. Avoiding event recurrence requires modification to established corrective action procedures and staff retraining. Change to laws (tax; bonds; standards). 5 Critical >USD $50.0 million >1 month Species extinction; irreversible damage to ecosystem function. Loss of social license. Withdraw / failure to secure essential approval / license. Multiple fatalities. Avoiding event recurrence requires major overhaul of policies and procedures. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 86 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than one week and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Kingston Mining Complex is in Raleigh, and Fayette Counties, West Virginia – is an active operation with one underground mine and one surface mine. The active underground operation within the Kingston Mining Complex (Kingston 2 Mine) utilizes two continuous mining production sections. This method provides continuity, preserving skilled work groups and enabling effective utilization of existing

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 87 production equipment. The active Kingston surface mining operations employ contour, area and highwall mining methods. 22.2.7 Summary of Residual Risk Ratings Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Kingston risk profile. The average risk level is 7.6, which is defined as Moderate. Table 22-4: Risk Assessment Matrix C o n se q u en ce Critical >$50 MM Major $10-50MM 9 6,15 Moderate $2-10 MM 1, 12 8, 14 2, 3, 4 Minor $0.5-$2 MM 13 5, 7, 10 Low <$0.5 MM 11 <10% 10-30% 30-60% 60-90% >90% Remote Unlikely Possible Likely Almost Certain 22.2.8 Risk Factors A high-level approach is utilized to characterize risk factors that are similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually. 22.2.8.1 Geological and Coal Resource Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets. Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 88 development of mines to offset expected or encountered adverse conditions, thereby maintaining consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency. The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area. Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Recoverable coal tons recognized to be significantly less than previously estimated. Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations. Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons. 1 4 4 Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level. 1 3 3 Coal quality locally proves to be lower than initially projected. If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation. Clean coal quality related to surface mines is justified by historical trends as opposed to exploration data. Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending. 3 5 15 Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality. 3 3 9 22.2.8.2 Environmental Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications. Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 89 Table 22-6: Environmental (Risks 3 and 4) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Environmental performance standards are modified in the future. Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils Work with regulatory agencies to understand and influence final standards; implement testing, treatment, and other actions to comply with new standards. 3 4 12 Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance. 3 3 9 New permits and permit modifications are increasingly delayed or denied. Interruption of production and delayed implementation of replacement production from new mines. Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits. 3 4 12 Establish and maintain close and constructive working relationships with regulatory agencies, local communities, and community action groups. 3 3 9 22.2.8.3 Regulatory Requirements Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements. Table 22-7: Regulatory Requirements (Risk 5) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Federal and state mine safety and health regulatory agencies amend mine laws and regulations. Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans. Participate in hearings and workshops, when possible, to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations. 4 3 12 Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options. 4 2 8 22.2.8.4 Market and Transportation Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 90 Table 22-8: Market and Transportation (Risk 6) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Volatile coal prices drop precipitously. Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan. Cost control measures implemented; capital spending deferred. 4 5 20 High-cost operations closed, and employees temporarily furloughed. 4 4 16 Occasional delay or interruption of rail, river and terminals service may be expected. The operator can minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships. Table 22-9: Market and Transportation (Risk 7) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available. Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled. Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances. 4 3 12 Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely. 4 2 8 22.2.8.5 Mining Plan Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners. As underground mines are developed and extended, observation of geological, hydrogeological, and geotechnical conditions lead to modification of mine plans and procedures to enable safe work within the mine environments. Highlighted below are selected examples of safety and external factors relevant to Alpha’s operations. 22.2.8.5.1 Methane Management Coalbed methane is potentially present in coal operations; however, the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 91 monitoring, vigilance mine ventilation , and routine ventilation surveys. Methane is not expected to be present in most of the Kingston property. Table 22-10: Methane Management (Risk 8) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Methane hazard is present in mines operating below drainage. Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements. Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur. 2 5 10 Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed. 2 3 6 22.2.8.5.2 Mine Fires Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment, and rapid extinguishment. Table 22-11: Mine Fires (Risk 9) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Mine fire at underground operation or plant stockpile fire. Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure. Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials. 1 5 5 If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment, and extinguishment of spontaneous combustion locations. 1 4 4 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 92 22.2.8.5.3 Ground Control Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability. Table 22-12: Ground Control (Risk 10) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Ground control issues cause roof failures, rib rolls, floor heave, etc. Injury or loss of life; catastrophic damage to equipment; production interruption. Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration- based information; conservative pillar design. 4 3 12 Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions. 4 2 8 22.2.8.5.4 Availability of Supplies and Equipment The industry has periodically had trouble receiving timely delivery of mine supplies and equipment. Availability issues often accompanied increased periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production. Table 22-13: Availability of Supplies and Equipment (Risk 11) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Disruption of availability for supplies and equipment. Temporary interruption of production. Force majeure provision in coal sales agreements to limit liability for delayed or lost sales. 3 2 6 Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible. 3 1 3

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 93 22.2.8.5.5 Labor Work stoppage due to labor protests are unlikely and accompanied by limited impact should it occur. Strong employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning, training and mentorship of new employees. Table 22-14: Labor – Work Stoppage (Risk 12) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Work stoppage due to slowdowns or secondary boycott activity. Loss of production and coal sales; damaged customer and employee relations; reputation loss. Maintain excellent employee relations and communications; maintain frequent customer communications. 2 3 6 Develop plan for employee communications and legal support to minimize impact of secondary boycott activities. 1 3 3 Table 22-15: Labor – Retirement (Risk 13) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Retirement of supervisors and skilled employees. Loss of leadership and critical skills to sustain high levels of safety, maintenance, and productivity. Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs. 3 3 9 Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program. 3 2 6 22.2.8.6 Comprehensive Health and Safety While incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 94 Table 22-16: Health and Safety (Risk 14) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Failure to attain operations safety standards and associated occurrence of accidents. Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures, and fines; reputation loss. Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews. 2 5 10 Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained. 2 3 6 22.2.8.7 Refuse Disposal Having sufficient refuse disposal capacity is critical to strategic long-term mine development. Production delays can be caused by the lengthy process associated with identifying, designing, and permitting future waste disposal areas. Alpha’s Kingston Mining Complex is actively pursuing additional refuse storage areas to acquire and/or permit to support the LOM reserves for the Property. Table 22-17: Refuse Disposal (Risk 15) Aspect Impact Control Measures Initial Risk Level Mitigation Measures Residual Risk Level P C R P C R Failure to acquire and/or permit refuse storage areas to support reserves Interruption of coal preparation plant operations and increased pressure on mine/plant raw coal storage capacities. Plant design modifications to reduce refuse volumes produced; strategic property acquisition and design of future refuse storage areas. 4 5 20 Addition of plate frame filters in plant; identify, design, and permit additional refuse facilities. 4 4 16 23 Recommendations Alpha is continuing to work both internally and with outside assistance to further define their Resource Base and to Optimize the LOM Plan. 24 References Publicly available information from various State and Federal agencies was used where relevant.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 95 JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey. 25 Reliance on Information Provided by Registrant A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in Table 25-1. Table 25-1: Information from Registrant Relied Upon by MM&A Category Information Provided by Alpha Report Section Marketing Long-term price forecast used in financial projections 16.2 Legal Mineral control and surface control rights as shown on maps 3.2, 3.3 Environmental Permit and bonding information 17.3 APPENDIX A SUMMARY TABLES

Alpha Metallurgical Resources 2022 SEC Update - Kingston Complex Summary of Coal Resource (Short Tons) • Effective December 31, 2022 Appendix A Table 1 Mine/Area Seam Measured Indicated Total Inferred Grand Total Owned Leased Permitted Not Permitted Thermal Met Ash% Sulfur% VM% Kingston Surface 0 0 0 0 0 0 0 0 0 0 0 - - - Kingston HWM 0 0 0 0 0 0 0 0 0 0 0 - - - Sewell Mine Sewell 0 0 0 0 0 0 0 0 0 0 0 - - - Sewell Mine Sewell 0 20,580,000 20,580,000 0 20,580,000 13,031,000 7,549,000 0 20,580,000 0 20,580,000 - - - Kingston 2 Douglas 378,000 495,000 873,000 0 873,000 0 873,000 873,000 0 0 873,000 12 - - Kingston 10 Douglas 0 0 0 0 0 0 0 0 0 0 0 12 - - Total 378,000 21,075,000 21,453,000 0 21,453,000 13,031,000 8,421,000 873,000 20,580,000 0 21,453,000 - - - Note(1): Resource tons are exclusive of reserve tons (not converted to reserve). Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded. Note (3): The Property contains 21.45 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2022. Totals may not add due to rounding. Sewell is classified as a indicated due to the lack of drilling and lack of quality. Quality (Dry Basis) By Market Type Coal Resource (Dry Tons, In Situ) By Control Type By Permit StatusBy Reliability Category Alpha Metallurgical Resources 2022 SEC Update - Kingston Complex Summary of Coal Reserve (Short Tons) • Effective December 31, 2022 Appendix A Table 2 Mine Seam Proven Probable Total Surface UG Owned Leased Permitted Not Permitted Thermal Met Ash% Sulfur% VM% Kingston Surface 15,610,000 3,495,000 19,105,000 19,105,000 0 0 19,105,000 12,294,000 6,811,000 6,190,000 12,915,000 10 1.0 32 Kingston HWM 2,439,000 99,000 2,538,000 2,538,000 0 0 2,538,000 1,854,000 683,000 0 2,538,000 6 1.0 33 Sewell Mine Sewell 0 9,724,000 9,724,000 0 9,724,000 523,000 9,201,000 0 9,724,000 0 9,724,000 5 0.8 22 Kingston 2 Douglas 446,000 222,000 668,000 0 668,000 129,000 539,000 657,000 11,000 0 668,000 6 1.0 - Kingston 10 Douglas 641,000 218,000 858,000 0 858,000 0 858,000 423,000 436,000 0 858,000 6 1.0 - Grand Total 19,135,000 13,757,000 32,892,000 21,642,000 11,250,000 652,000 32,240,000 15,228,000 17,664,000 6,190,000 26,702,000 - - - Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting. Totals may not add due to rounding. By Mining Type Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) By Permit Status By Market Quality (Dry Basis) By Reliability Category By Control Type AMR115 Kingston Tables (2023-01-25).xlsx • MWVS ANR Reserve Report • 2/1/2023 Page 1 of 1

APPENDIX B KINGSTON SURFACE RESOURCES EXCLUSIVE OF RESERVES (PER TON) Alpha Metallurgical Resources, Inc. Initial Economic Assessment Kingston Complex Resources Exclusive of Reserves (per Ton) Sewell North UG Douglas Blocks F, G In-Place Resource Tons (not adjusted for Q4 2022 Depletion) 20,579,904 872,909 Potentially Recoverable Tons* 5,697,135 268,433 Mining Method Deep - CM Deep - CM Assumed Sales Realization at Plant** 130$ 130$ Inital Capex Estimate to Access Resources*** -$ -$ Direct Mining Costs: Labor**** 46.36$ 48.95$ Supplies, Excluding Roof Control 6.62$ 6.99$ Roof Control 7.95$ 8.39$ M&R 7.88$ 9.80$ Power 2.63$ 3.27$ Other 5.25$ 6.53$ Total Direct Cash Costs**** 76.69$ 83.94$ Transporation, Washing, Environmental & G&A Costs: Materials Handling 11.16$ 13.88$ Coal Prep***** 1.50$ 1.50$ Raw Coal Trucking***** 3.28$ -$ Clean Coal Trucking 1.00$ 6.60$ Enviro****** 1.00$ 1.00$ G&A 4.25$ 4.25$ Total Transporation, Washing, Environmental & G&A Costs: 22.19$ 27.23$ Indirect Cash Costs Royalty 6.50$ 6.50$ Black Lung Excise Tax 0.55$ 0.55$ SMCRA 0.12$ 0.12$ State Severance 2.60$ 1.30$ Property Tax & Insurance 1.75$ 1.75$ Total Indirect Cash Costs 11.52$ 10.22$ Non Cash Costs Amoritiztion of Development Capital -$ -$ Depreciation of Initial Equipment and Sustaining Capital 5.80$ 5.80$ Depletion 1.00$ 1.00$ Total Non Cash 6.80$ 6.80$ Total Cash Cost 110.40$ 121.39$ EBITDA 19.60$ 8.61$ Fully Loaded Cost 117.20$ 128.19$ Fully Loaded P&L 12.80$ 1.81$ Passes Resource Iniital Economic Assessment? YES YES *Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages **Sales relization represents estimated long range sales price. ***Initial development has already occurred. ****Labor rates are driven based off of super section productivities assuming 250 to 350 feet per unit shift per section. *****Processing assumed to occur at Mammoth Plant for Sewell tons. ******Environmental costs assumed to include permiting, outfall maintenance, etc. AMR115 Kingston Initial Economic Assessment Resources Exclusive of Reserves 1-30-23.xlsx Page 1 of 1

APPENDIX C MAPS Kingston Plant Coalburg and Stockton N Alpha Metallurgical Resources, LLC Map K-2 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22

Kingston Plant Upper Winifrede Through Lower Coalburg N Alpha Metallurgical Resources, LLC Map K-3 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22 Kingston Plant Chilton Rider Through Lower Winifrede N Alpha Metallurgical Resources, LLC Map K-4 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve Chilton Rider - Chilton A, Chilton A Lower Split, Chilton A Upper Split and Upper Chilton A Highwall Miner Not Shown Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22

Kingston Plant Lower Hernshaw Through Chilton N Alpha Metallurgical Resources, LLC Map K-5 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve - Upper Hernshaw Highwall Miner Not Shown Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22 Kingston Plant Middle Cedar Grove and Upper Cedar Grove Upper and Lower Splits N Alpha Metallurgical Resources, LLC Map K-6 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve Previous Surface Mining HWM Reserve - Upper Cedar Grove Upper and Lower Splits Highwall Miner Not Shown Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22

Kingston Plant Peerless Lower and Upper Splits N Alpha Metallurgical Resources, LLC Map K-7 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve Previous Surface Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22 Kingston Plant Lower and Upper 2 Gas N Alpha Metallurgical Resources, LLC Map K-8 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22

C 40 Kingston Plant N Alpha Metallurgical Resources, LLC Map K-9 Kingston Powellton Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22 Kingston Plant Upper Eagle Through Powellton Lower Split N Alpha Metallurgical Resources, LLC Map K-10 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22

Kingston Plant Eagle Lower Split Through Eagle Rider Eagle A N Alpha Metallurgical Resources, LLC Map K-11 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/22 Final map located in Kingston Resoures office Final map located in Kingston Resoures office M.A.E. Mine SE No.6 M.A.E.SE No.7Mine Kingston No. 10 Area Kingston No. 2 Area 5000' Scale In Feet 0 Data Point Location Map UG-1 Kingston Area Douglas Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/22 Previous Underground Mining N Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve

1.5 Scale In Miles 0 Data Point Location Map UG-2 Kingston Area Sewell Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/22 Previous Underground Mining N Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve